                                                                    Exhibit 4.26



                    MASTER PROCUREMENT PARTNERSHIP AGREEMENT
                        NO.K.TEL.34/HK.910/UTA-00//2003

                                     BETWEEN

                         PERUSAHAAN PERSEROAN (PERSERO)
                        PT TELEKOMUNIKASI INDONESIA, TBK.

                                       AND

                                 MOTOROLA, INC.

                              DATED MARCH 24, 2003

                               TABLE OF CONTENTS

CHAPTER 1.        GENERAL TERMS AND CONDITIONS...........................................................  2

Article 1.        Definitions............................................................................  2

Article 2.        Commencement and Duration of Agreement................................................. 11

Article 3.        Project Description.................................................................... 12

Article 4.        Scope of Work and Deliverables......................................................... 13

Article 5.        Procurement Partnering Covenants....................................................... 15

Article 6.        Importation; Local Facilities; Compliance with Licenses and Permits.................... 18

Article 7.        Delivery Procedures.................................................................... 20

Article 8.        Intellectual and Industrial Property Rights............................................ 22

Article 9.        Force Majeure.......................................................................... 26

Article 10.       Transfer of Risk and Title............................................................. 27

Article 11.       Indemnification........................................................................ 28

Article 12.       Equipment Maintenance and Support...................................................... 31

Article 13.       Liquidated Damages for Delay........................................................... 32

Article 14.       Termination of the Agreement........................................................... 34

Article 15.       Governing Law.......................................................................... 38

Article 16.       Settlement of Disputes................................................................. 38

Article 17.       Language............................................................................... 41

Article 18.       Corporate Representations and Warranties............................................... 42

Article 19.       Confidential Information............................................................... 42

Article 20.       Notice................................................................................. 43

Article 21.       General Provisions..................................................................... 44

Article 22.       Contract Value......................................................................... 47

Article 23.    Prices, Fees..............................................  47

Article 24.    Taxes and Duties..........................................  49

Article 25.    Insurance and Safety......................................  49

CHAPTER 3.     FINANCIAL TERMS AND PAYG..................................  51

Article 26.    Joint Planning Sessions, Design Review Meetings and
               Monthly Meetings..........................................  51

Article 27.    Installed Line Procurements...............................  60

Article 28.    Purchase Orders and Procedures............................  61

Article 29.    Performance Bond..........................................  65

Article 30.    Termination of Purchase Orders............................  66

Article 31.    Terms of Payment..........................................  71

Article 32.    PAYG Payments.............................................  74

Article 33.    General Services Payments.................................  79

Article 34.    Invoicing.................................................  80

Article 35.    Financing.................................................  81

Article 36.    Change Request Procedures.................................  81

Article 37.    Relocation of Equipment...................................  83

Article 38.    Details of PARTNER's Bank Accounts........................  84

CHAPTER 4.     PROJECT ORGANIZATIONAL MATTERS............................  84

Article 39.    Local Indonesian Entities, Subcontractors, Suppliers......  84

Article 40.    Assignment and Subcontracting.............................  85

Article 41.    Involvement of Local Entities.............................  87

Article 42.    Logistics.................................................  88

Article 43.    Inventory.................................................  89

Article 44.    Local Support Infrastructure..............................  91

Article 45.    Project Management......................................     91

Article 46.    Research and Development................................     95

Article 47.    Training, Transfer of Know How..........................     95

Article 48.    Management Forum........................................     99

Article 49.    Development of Indonesian Industry......................     99

CHAPTER 5.     TECHNICAL PROVISIONS....................................     99

Article 50.    General Requirement for Equipment.......................     99

Article 51.    Quality Assurance.......................................    101

Article 52.    Survey, Design, and Planning............................    101

Article 53.    Site Preparation, Acquisition, Rights of Way and Permits    103

Article 54.    Installation Procedures and Standards...................    104

Article 55.    Testing and Commissioning...............................    106

Article 56.    Integration, Inter-Operability and Compatibility........    115

Article 57.    Cut Over Procedures.....................................    116

Article 58.    Compliance with Environmental Standards.................    117

Article 59.    Development of Mediation Device.........................    118

Article 60.    Documentation...........................................    118

CHAPTER 6.     SERVICE LEVEL AGREEMENTS................................    122

Article 61.    Service Level Agreements................................    122

CHAPTER 7.     INTER-OPERABILITY AND CO-ORDINATION REQUIREMENTS FOR
               PACKAGE 1 (MODULE 1) (DIVRE 1)..........................    122

Article 62.    General.................................................    122

Article 63.    JPS, DRMs and monthly meetings..........................    124

Article 64.    Commissioning Tests.....................................    125

APPENDICES

Appendix 1        Details of Local Partners/Suppliers/Subcontractors

Appendix 2        [not used]

Appendix 3        Scope of Work

Appendix 4        Price Schedule

Appendix 5        Technical Specifications

Appendix 6        Demand Forecast

Appendix 7        Deployment Plan

Appendix 8        Project Management Plan

Appendix 9        Implementation Schedule

Appendix 10       Local Infrastructure

Appendix 11       Pay As You Grow (PAYG)

Appendix 12       Purchase Orders

Appendix 13       Bill of Quantities

Appendix 14       Technical and Engineering Norms

Appendix 15       [not used]

Appendix 16       Project Schematic

Appendix 17       Quality Assurance Guidelines/Acceptance Test Procedures

Appendix 18       Change Request

Appendix 19       Training

Appendix 20       Service Level Agreement

Appendix 21       Inter-Operability Commitment Agreement

Appendix 22       Documentation

Appendix 23       Technical Terms

Appendix 24       Non-Disclosure Agreement

Appendix 25       Performance Bond

Appendix 26       Software License

Appendix 27       Bank Guarantee

                         MASTER PROCUREMENT PARTNERSHIP
                                    AGREEMENT
                        NO.K.TEL.34/HK.910/UTA-00//2003,
                                  24 MARCH 2003

THIS MASTER PROCUREMENT PARTNERSHIP AGREEMENT (the "Agreement") is made as of 24 March 2003

BETWEEN:

(1) PERUSAHAAN PERSEROAN (PERSERO) PT TELEKOMUNIKASI INDONESIA, TBK., a limited liability public State-owned company established under the laws of the Republic of Indonesia, having its head office at Jalan Japati No. 1, Bandung, in this legal action duly represented by Kristiono in his capacity as President Director, hereinafter referred to as "TELKOM";

and

(2) MOTOROLA, INC., a corporation established under the laws of the State of Delaware, U.S.A., by and acting through its Global Telecom Solutions Sector, having offices at 1501 Shure Drive, Arlington Heights, IL60004, U.S.A., for the purpose of signing of this Agreement being duly represented by Allen Ma, in his capacity as Vice President & General Manager, Asia, hereinafter referred to as "PARTNER".

(TELKOM and PARTNER are individually hereinafter referred to as a "Party" and collectively as the "Parties").

WHEREAS

(A) TELKOM is a telecommunications network and service provider which provides fixed telecommunications services (fixed wireline and fixed wireless) and telecommunications infrastructure throughout Indonesia;

(B) TELKOM has embarked on a significant investment program to modernize and expand its network infrastructure (the "T-21 Program");

(C) PARTNER, the BSS supplier and turnkey contractor for DIVRE 1 and proposing to develop contractual relationships with a number of local subcontractors/suppliers each with specialized telecommunications expertise, knowledge or infrastructure, has the necessary technical expertise, financial resources and strategic business interest in establishing a long term business partnership with TELKOM for the procurement of core network assets contemplated in the T-21 Program. Details of each of the local subcontractors/suppliers involved with PARTNER in this Project are set out in Appendix 1;

(D) TELKOM, in accordance with the procedures established in the RfP dated 21 February 2002 has selected and appointed PARTNER as the leading technology supplier to enter into this Agreement for the purpose of implementing the T-21 Program in accordance with the terms and conditions set out on this Agreement.

                                   CHAPTER 1.
                          GENERAL TERMS AND CONDITIONS

ARTICLE 1. DEFINITIONS

1.1 Where the context permits, the following expressions shall have the following meanings:

         "AGREEMENT" means this Agreement and the Appendices, including any amendments thereto;

         "BASELINE BILL OF QUANTITIES" ("BoQ") means the baseline bill of quantities set out in Appendix 13, as may be modified from time to time in accordance with Articles 26 and 36;

         "BUSINESS DAY(S)" means a day, other than a Saturday, Sunday or official Indonesian holiday, on which commercial banks in Jakarta are open for business during normal working hours;

         "CHANGE REQUEST" means the forms attached as Appendix 18, which in accordance with Article 36 shall be used to make any and all amendments, among others, to the contents of a Purchase Order;

         "COMMISSIONING" means the successful testing, integration and acceptance testing of the Deliverables in a state ready for full commercial operation by PARTNER as certified by TELKOM's issuance of either an Integrated System Acceptance Test Certificate or a Partial Integrated System Acceptance Test Certificate in accordance with the terms of this Agreement. "Commission" or "Commissioned" shall be construed accordingly;

         "CONTRACT VALUE" means with respect to the overall value of the procurement contract contemplated by this Agreement, the sum of all of the Purchase Orders and with respect to each Purchase Order, the total payment (in USD and IDR as the case may be) to be made by TELKOM to PARTNER under each Purchase Order for all Deliverables to be supplied under the said Purchase Order(s) and for the full and diligent performance by PARTNER of all of its obligations and covenants under this Agreement, including all amounts payable to PARTNER for use or license rights to software and Documentation, and for costs of insurance, freight and all other costs specified by this Agreement, subject to any variations expressly permitted under this Agreement or the respective Purchase Order(s);

         "CUT OVER PERIOD" means the time period set forth in Article 57.2;

         "DELIVERABLES" means the equipment, components, software and Documentation to be delivered and all related services to be performed by PARTNER pursuant to Purchase Order(s);

         "DEMAND FORECAST" means the demand forecast set out in Appendix 6 as updated from time to time by the Parties during a JPS or DRM;

         "DESIGN REVIEW MEETING" ("DRM") means a design review meeting conducted in accordance with Article 26.2;

         "DEPLOYMENT PLAN" means the number of installed lines/subscriber targets that are projected to be deployed in each year based on subscriber targets as set out in Appendix 7, as may be amended from time to time in accordance with Article 26 and this Agreement;

         "DIVRE" means a TELKOM Regional Division and "DIVRE 1" means the TELKOM Regional Division for Sumatra;

         "DOCUMENTATION" means the documentation listed in Appendix 22;

         "DOCUMENTATION ACCEPTANCE CERTIFICATE" means the certificate signed by TELKOM indicating that it is satisfied the documentation provided by PARTNER complies with the requirements of this Agreement;

         "FISCAL YEAR" means the financial year of TELKOM commencing January 1 and ending December 31 of each calendar year;

         "GOODS DELIVERY CERTIFICATE" means the certificate signed by TELKOM indicating that the goods as delivered by PARTNER have been checked and inspected by TELKOM in accordance with Article 7.3;

         "IMPLEMENTATION SCHEDULE" means the time schedule and milestones set out in Appendix 9 as amended from time to time in accordance with
         Article 26;

         "INSTALLED LINE PROCUREMENTS" means the number of installed lines that will be procured by TELKOM as agreed by the Parties in accordance with the flexible procurement methodology contemplated in Article 27;

         "INTEGRATED SYSTEM ACCEPTANCE TEST" or "ISAT" means the integrated system test to be performed upon completion of all Sub-systems and other tests (including tests on measuring equipment and spare parts), in accordance with Article 55 and Appendix 17 (Quality Assurance Guidelines/ Acceptance Test Procedures);

         "INTEGRATED SYSTEM ACCEPTANCE TEST CERTIFICATE" means the acceptance certificate to be issued and signed by TELKOM after successful completion of an Integrated System Acceptance Test or as otherwise issued in accordance with Article 55.8.9;

         "INTELLECTUAL PROPERTY RIGHTS" means patents, registered designs, designs, copyrights, semiconductor mask works, and other forms of intellectual or industrial property, know-how, inventions, formulae, confidential or secret processes, trade secrets and confidential information, and any other protected rights and assets, and any licenses and permits in connection therewith, in each case in any part of the world and whether or not registered or registerable and for the full period thereof and all extensions and renewals thereof, and all applications for registration in connection with the foregoing;

         "IOP AGREEMENT" means the Inter-Operability Commitment Agreement attached as Appendix 21;

         "IOP CERTIFICATE" means the certificate or statement issued and signed by TELKOM confirming that PARTNER's equipment has passed all required inter-operability tests in accordance with IOP Agreement;

         "JOINT PLANNING SESSION" ("JPS") means a joint planning session to be conducted in accordance with Article 26.1;

         "LOCAL CONTENT" means the equipment and services to be provided through Local Indonesian Entities in the Indonesian currency (IDR) amounting to at least 20% of the total Contract Value in accordance with Article 41;

         "LOCAL INDONESIAN ENTITIES" means individuals that are Indonesian nationals, proprietary concerns or partnerships owned by Indonesian nationals, or companies in which Indonesian nationals hold more than 51% shares. Subsidiaries of international companies, their representative offices and agencies or agents operating in Indonesia will not be considered as "Local Indonesian Entities" for this purpose;

         "LOCATION" means a location within a Project area relating to a TELKOM PSTN switch (STO);

         "NETWORK" means the telecommunications network/system to be designed, built and supplied by PARTNER pursuant to this Agreement, more particularly described in Appendix 3 (Scope of Work);

         "PACKAGE 1 (MODULE 1)" means the regional package of BSS procurement for DIVRE I;

         "PACKAGE LEVEL REQUIREMENT" means the constituent requirements of Package 1 (Module 1);

         "PARTIAL INTEGRATED SYSTEM ACCEPTANCE TEST" means the integrated system test to be performed upon completion of one or more Sub-systems and other tests (including tests on measuring equipment and spare parts), in accordance with Article 55 and Appendix 17) (Quality Assurance Guidelines/ Acceptance Test Procedures);

         "PARTIAL INTEGRATED SYSTEM ACCEPTANCE TEST CERTIFICATE" means the acceptance certificate to be issued and signed by TELKOM after successful completion of a Sub-system Acceptance Test pursuant to
         Article 55.8 for which an Integrated System Acceptance Test cannot be conducted within a period of thirty (30) calendar days by reason of delays in testing of a Sub-system which TELKOM is responsible to provide;

         "PAYG PAYMENT PERIOD" means a period calculated in relation to the Purchase Orders aggregated on a DIVRE basis in the same Quarter, such period commencing from the last date of the Quarter in which the relevant Integrated System Acceptance Test Certificate issued by TELKOM in relation to Commissioning of the Deliverables in the relevant Purchase Order(s) issued in that Quarter and ending four (4) years later, or upon TELKOM'S payment of the last PAYG payment due (of the last Purchase Order issued), if earlier;

         "PAYG VALUE" means the proportionate value of each Purchase Order payable pursuant to Article 31.4;

         "PERCENTAGE INDEX" means the index expressed as a percentage calculated in accordance with Article 27.4;

         "PERFORMANCE BOND" means the performance bond required to be delivered by PARTNER to TELKOM pursuant to Article 29;

         "PROJECT MANAGEMENT PLAN" ("PMP") means the project management plan to be provided by PARTNER pursuant to Appendix 8;

         "PROJECT" means the work to be undertaken by PARTNER for Package 1 (Module 1) of the T-21 Program pursuant to this Agreement for the regional package of BSS procurement for DIVRE I;.

         "PURCHASE ORDER" means a document issued by TELKOM from time to time pursuant to Article 28 and acknowledged by PARTNER for the supply and Commissioning by PARTNER of all or parts of the Network and/or for the provision of services. Any attachments or appendices to a Purchase Order and any amendments to a Purchase Order in accordance with
        Article 36 shall form an integral part of the Purchase Order;

        "QUARTER" means a calendar three month period, ending on March 31, June 30, September 30, and December 31 of each calendar year;

        "RfP" means the Request for Proposals for the T-21 Program dated 21 February 2002;

        "SCOPE OF WORK" means the scope of work set forth in Appendix 3;

        "SITE" means site within a Location where a BTS is to be installed;

        "SLA" or "SERVICE LEVEL AGREEMENT" means the 3-year service level agreement to be entered into between the Parties on Commissioning as set forth in Article 61;

        "SUBSCRIBER RECORDER" means TELKOM's database system in the MSC/NSS in the related DIVRE;

        "SUBSCRIBER TARGET" means projected portion of the number of lines to be deployed on an annual basis in the DIVRE/Location for the relevant Quarter based on the Deployment Plan as updated and determined at the related DRM in relation to the Installed Line Procurements agreed for the DIVRE/Location in the relevant Quarter;

        "SUB-SYSTEM" means a BSC, BTS, transmission equipment, BSS NEM (equipment grouped as BSS); PDSN, AAA, HA, DNS, Fire wall, PDN's NEM (equipment grouped as PDN), and other similar or related equipment supplied by the PARTNER, including all associated software and components;

        "SYSTEM" means two or more Sub-systems forming a network that is ready for commercial service;

        "SUB-SYSTEM ACCEPTANCE TESTS" means the tests to be performed upon completion of particular Sub-systems in accordance with Appendix 17;

        "TECHNICAL SPECIFICATIONS" means collectively, the technical specifications set out in Appendix 5, and the respective manufacturer's current published specifications and all specifications agreed pursuant to amendments to Agreement or on a Purchase Order;

        "TRAINING ACCEPTANCE CERTIFICATE" means the certificate signed by TELKOM indicating that the training provided by PARTNER complies with the requirements of this Agreement;

1.2     Technical Terms. Technical terms used in this Agreement (e.g., BTS,
        PDN) are defined in Appendix 23.

1.3 Writings. References in this Agreement to writings shall include typewriting, printing, lithography, photography, telefax, facsimile, e-mail and telex messages and any mode of reproducing words in a legible and non-transitory form.

1.4 Plural; Gender; Persons. Words importing the singular include the plural and vice versa; words importing a gender include every gender; and references to persons include bodies corporate or unincorporate.

1.5 Agreement. Any document expressed to be "in the agreed form" or "agreed means a document approved by TELKOM and PARTNER and (for the purpose of identification) initialed on behalf of each of them.

1.6 Headings. Headings in this Agreement are used for convenience only and shall not affect the construction of this contract.

1.7 Days. In this Agreement, unless otherwise defined or the context otherwise requires, references to a "day" shall mean a calendar day covering a period of twenty-four (24) hours ending at 12 midnight. Whenever in this Agreement a period of time is referred to, the day upon which that period commences shall be the day after the day from which the period is expressed to run, or the day after the day upon which the event occurs which causes the period to start running.

1.8 References. References to Articles and Appendices are references to the Articles of and the Appendices to this Agreement. References to any laws or regulation shall be construed as references to those laws and regulations as from time to time amended or re-enacted.

1.9 Priority of Documents. In the event of any inconsistency between this Agreement and the Appendices, the terms and conditions in this Agreement shall prevail.

1.10 General and Specific Provisions. In the event of ambiguity or inconsistency over the application of any provision of this Agreement, this Agreement shall be interpreted to favour the specific provision, meaning and/or application over the general provision, meaning and/or application.

1.11     Appendices

         Appendix 1    Details of Local Partners/Suppliers/Sub-contractors
         Appendix 2    [not used]
         Appendix 3    Scope of Work
         Appendix 4    Price Schedule
         Appendix 5    Technical Specifications
         Appendix 6    Demand Forecast
         Appendix 7    Deployment Plan
         Appendix 8    Project Management Plan
         Appendix 9    Implementation Schedule
         Appendix 10   Local Infrastructure
         Appendix 11   Pay As You Grow (PAYG)

         Appendix 12   Purchase Orders
         Appendix 13   Bill of Quantities
         Appendix 14   Technical and Engineering Norms
         Appendix 15   [not used]
         Appendix 16   Project Schematic
         Appendix 17   Quality Assurance Guidelines / Acceptance Test Procedures
         Appendix 18   Change Request
         Appendix 19   Training
         Appendix 20   Service Level Agreement
         Appendix 21   Inter-Operability Commitment Agreement
         Appendix 22   Documentation
         Appendix 23   Technical Terms
         Appendix 24   Non-Disclosure Agreement
         Appendix 25   Performance Bond
         Appendix 26   Software License
         Appendix 27   Bank Guarantee

ARTICLE 2. COMMENCEMENT AND DURATION OF AGREEMENT

2.1 This Agreement shall become effective upon signing of this Agreement, and shall continue in effect until PARTNER and TELKOM have fully performed their respective obligations under this Agreement, unless earlier terminated in accordance with Article 14.

2.2 The Scope of Work related to Network deployment shall be carried out and completed within 42 months, subject to the terms of this Agreement. The period for completion includes Sundays and government holidays, days for consultancies (meeting and documents approval) with TELKOM and the day for signing an Integrated System Acceptance Test Certificate.

2.3 TELKOM's obligations regarding payment for the Deliverables shall end upon TELKOM's payment of the last PAYG payment due, subject to the performance of TELKOM's obligations under this Agreement.

2.4      The initial term of the SLA to be
         entered into by the Parties pursuant to Article 61 shall be for a period expiring three (3) years from (i) the date of Commissioning of the equipment supplied under the first Purchase Order or (ii) an earlier date at TELKOM's request.

ARTICLE 3. PROJECT DESCRIPTION

3.1 This Agreement is an umbrella contract covering the various steps involved in the T-21 Program, from demand forecasting, Network design, issuance of Purchase Orders, shipping and receiving, installation and commissioning, operation and maintenance support, customer utilization of the equipment, to the Pay As You Grow payment scheme as illustrated in the schematic in Appendix 16 (Project Schematic). Subject to agreement of the Parties on procurement requirements for Installed Line Procurements in accordance with any adjustments agreed under the flexible procurement methodology contemplated for each JPS and DRM as set forth in Article 26, PARTNER shall be obligated to undertake and be jointly responsible for the demand forecast and solely responsible for the survey, design, development, manufacture, delivery, supply, installation, integration and Commissioning of the Network, including all project management, training and other related services, on a turnkey basis in accordance with the terms of this Agreement.

3.2 "Turnkey basis" means that pursuant to the Scope of Work, once PARTNER receives a Purchase Order PARTNER shall be fully and jointly responsible for the demand forecast and solely responsible for the survey, design, development, manufacture, delivery, supply, installation, integration and Commissioning of the Network, and the remedying of any defects, so as to make the Network ready for service in accordance with the terms of this Agreement. PARTNER shall also do everything necessary as reasonably may be inferred from this Agreement as being required of PARTNER to perform all of its obligations under this Agreement. PARTNER shall provide all personnel, goods, consumables and other things and services, whether of a temporary or permanent nature, required in and for the design, execution, completion of the Network and the remedying of defects in accordance with the terms of this Agreement. TELKOM shall cooperate with PARTNER as it performs its obligations under this Agreement on a turnkey basis.

ARTICLE  4. SCOPE OF WORK AND DELIVERABLES

4.1 The Scope of Work for this Project is set out in Appendix 3 (Scope of Work).

4.2      PARTNER agrees and undertakes to:

4.2.1 carry out the Scope of Work in a good and workmanlike manner in accordance with the Technical Specifications using materials necessary for the completion of the said works which are of the quality and standards specified in Appendix 5 (Technical Specifications);

4.2.2 be solely responsible for the correct design, quality and adequacy of the works and for the correct quantities of materials, articles and goods necessary for completion of the said works in accordance with Appendix 3 (Scope of Work) and Appendix 5 (Technical Specifications);

4.2.3 to provide the Deliverables as specified in Appendix 3 (Scope of Work), Appendix 5 (Technical Specifications) and Appendix 4 (Price Schedule) and all cables, connectors and other miscellaneous materials required for completion of the Network in accordance with the terms of this Agreement. All such Deliverables shall conform in all respects with the technical, capacity, functionality, design features and performance specifications set out in Appendix 5 (Technical Specifications);

4.2.4 conduct a survey, design, plan, develop, manufacture, deliver, install, test, Commission, and interconnect the Deliverables and provide all other services relevant or relating to the Network in accordance with Appendix 3 (Scope of Work), Appendix 5 (Technical Specifications) and Appendix 9 (Implementation Schedule), and otherwise in accordance with this Agreement;

4.2.5 perform the works under each Purchase Order in accordance with Appendix 9 (Implementation Schedule) and complete each stage of the works by the relevant dates or times specified;

4.2.6    provide the Documentation to TELKOM in accordance with this Agreement;

4.2.7 provide land acquisition and frequency licence application services in accordance with this Agreement;

4.2.8 provide services to TELKOM upon request from TELKOM by the issue of a Purchase Order in accordance with the unit prices stated in Appendix 4 (Price Schedule);

4.2.9 provide technical personnel as specified in the Purchase Order in accordance with the prices stated in Appendix 4 (Price Schedule);

4.2.10   provide training in accordance with Article 47 of this Agreement; and

4.2.11 perform and comply with all its other obligations under this Agreement and the respective Purchase Orders.

4.3      PARTNER shall ensure the proper
         interworking, interfacing and integration of the Network with the equipment, components and software of any third party vendor or other licensed operators in Indonesia which are connected to Network Deliverables specified in Appendix 3 (Scope of Work), Appendix 5 (Technical Specifications) and Appendix 21 (Inter-Operability Commitment Agreement), or if not so specified, then in accordance with best practice industry standards as agreed by the Parties.

4.4 PARTNER shall design the Network in such a way that, unless otherwise agreed in writing:

4.4.1 individual Sub-systems (including all services) are deployable regardless of the deployment status of other Systems or Sub-systems;

4.4.2 the Network can be readily scaled up or down to meet changing customer demand;

4.4.3 the Network is capable of being migrated from a fixed or limited mobility network (allowing a subscriber to move within one BTS coverage area only) to a full mobility network in the future;

4.4.4 the Network is capable of being migrated to a third generation (3G) based network in the future.

ARTICLE 5. PROCUREMENT PARTNERING COVENANTS

5.1 The Parties agree to be guided by certain principles during implementation of this Agreement. The general principles set out below are intended to be implemented in good faith and are without prejudice to the rights and obligations of each Party contained in this
         Agreement:

5.1.1 TELKOM's objective to achieve the optimum performance of its telecommunications networks in order to provide the best possible service for its customers shall not be deemed incompatible with PARTNER's objective to sell its equipment and services on commercial terms for a sustained period;

5.1.2 The Parties agree that a key mutual objective is to support the development of the Indonesian telecommunications industry and economy through maximizing the amount of equipment, materials, manpower and services procured locally within Indonesia;

5.1.3 The Parties agree to conduct regular consultations to discuss the respective performance of the Network deployment with the aim of resolving amicably and promptly any disputes that may arise from time to time in the spirit of building joint business opportunities and creating mutual value together so as to create a responsive and stable commercial relationship between themselves;

5.1.4 PARTNER shall inform TELKOM as effectively and fully as possible, in good time, of possible problems with any Deliverables which have been delivered or which are to be delivered and of permitted material changes in costs, deliveries and developments previously agreed upon which may be relevant to TELKOM;

5.1.5 The Parties agree to inform each other as fully as possible of any circumstance relevant to the Deliverables affecting the telecommunication networks of TELKOM, so as to enable one another to respond quickly to technology or commercial developments. With respect to future equipment purchases for potential use in Package 1 (Module
         1), PARTNER shall notify TELKOM of its estimated prices in relation to new telecommunications technology adaptable to Indonesia which has been developed by PARTNER or by its affiliated companies, at least as early as the time such technology is offered to other telecommunications operators in Indonesia;

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

5.1.6 Subject to Chapter 7 of this Agreement, PARTNER undertakes to consult and co-operate with other relevant suppliers of equipment and/or services relevant to this Agreement or to the Deliverables, in order to achieve optimum functioning of the Deliverables before, during and after delivery. Such consultation shall start at the earliest possible time and shall include technical support with the aim of achieving the optimum operation of the telecommunication networks of TELKOM;

5.1.7 The Parties shall pursue quality improvement and a degree of standardisation suitable for the integrated management of the telecommunication networks of TELKOM. To that end, PARTNER shall be capable of adapting the Network under the T-21 Program to state-of-the-art technology over the period of this Agreement;

5.1.8 One of TELKOM's key objectives in the T-21 Program is the purchase of equipment and services that conform to international standard while minimizing major capital expenditures. PARTNER shall work with TELKOM to bring its know-how and expertise to bear in meeting this objective. This means, for instance, that PARTNER must use its best endeavours to analyze and take into account the financial and technical consequences of introducing its technology developments for TELKOM, especially in relation to hardware and software delivered by PARTNER and that which is already in place in the telecommunication networks of TELKOM;

5.1.9 PARTNER shall take all reasonable measures necessary to communicate to TELKOM the advantages and disadvantages of new technology developments, including the newest tested technology offered by PARTNER or by its affiliated companies. PARTNER shall agree from time to time with TELKOM on additions or improvements to the "road map" of technological development and evolution contemplated for the Project which can be implemented during the course of the Project in a timely manner;

5.1.10 PARTNER has agreed that it shall not have exclusive rights in its Package Package 1 (Module 1) (BSS) area to install, deploy equipment and/or provide services over the duration of the T-21 Program, in consideration of which TELKOM has agreed to procure from PARTNER at least the minimum Installed Line Procurements as provided in Chapter 3.

ARTICLE 6. IMPORTATION; LOCAL FACILITIES; COMPLIANCE WITH LICENSES AND PERMITS

6.1 Except as may otherwise be agreed between the Parties, Deliverables which are imported into Indonesia shall be imported in the name of TELKOM but under the physical arrangement and management of PARTNER. All importation of Deliverables under this Agreement shall be calculated on a cost at Location/Site basis and shall be delivered at the agreed time and place and in accordance with applicable Indonesian regulations and this Agreement. PARTNER shall initially make the payment of any import VAT, sales tax on luxury goods, if applicable, income tax (Article 22) on imports, import or customs duties and all customs clearance costs in relation to all imports. PARTNER shall at its own cost obtain all required Indonesian import permits and approvals necessary to import Deliverables into Indonesia in the name of TELKOM. TELKOM shall cooperate with PARTNER in this process and provide PARTNER with all documents reasonably requested by PARTNER in connection with any import application required to include TELKOM's name for purposes of importation. TELKOM shall ensure prompt signature and delivery of documents required by the competent authorities for such purposes.

6.2 TELKOM shall reimburse PARTNER for its prepayment of import VAT and income tax Article 22 on imports within twenty-one (21) Business Days after receipt of complete related claim documents from PARTNER. Customs duties are included in the Contract Value and will be paid by TELKOM in accordance with Articles 31 and 32. In the event a waiver is not forthcoming and sales tax on luxury goods is assessed against any Deliverables imported into Indonesia, the cost of such tax shall be added to the Contract Value and be paid by TELKOM in accordance with Articles 31 and 32.

6.3 PARTNER shall maintain complete and accurate inventory records of the movement of such equipment after importation into Indonesia in accordance with recognised industry practices and ensure that all equipment imported into Indonesia pursuant to any Purchase Orders shall be stored separately from all other equipment to facilitate inspections by Indonesian customs authorities. Any imposition of customs duties or penalties due to any act, default or omission of PARTNER in breach of this provision shall be borne by PARTNER.

6.4 PARTNER shall comply with the requirements of all local laws, regulations, and decrees and with the lawful requirements of other authorities in any way affecting any Deliverables procured under this Agreement.

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

6.5 PARTNER will be responsible, at its own cost, for obtaining in a timely fashion all necessary export permits, licenses, and approvals from the country of origin and any intermediate locations, including the payment of any and all levies for freight handling and other costs related to such permits, licenses and approvals.

ARTICLE 7. DELIVERY PROCEDURES

7.1 All physical deliveries of Deliverables covered by Purchase Orders shall be accompanied by a consignment note, which includes:

7.1.1    Name and registered office of PARTNER;

7.1.2    Purchase Order number;

7.1.3    Date of shipment and delivery;

7.1.4    Quantities included; and

7.1.5 Shipping documents (such as bill of lading or air way bills) and/or inland delivery documents.

7.2 Delivery of equipment to the intended Location/Site shall be implemented by reference to complete Systems or Sub-systems and not piecemeal, except as otherwise mutually agreed between the Parties.

7.3      TELKOM shall conduct a goods delivery inspection pursuant to Article
         55.5 on delivery of goods at the intended Location/Site.

7.4 PARTNER shall be responsible for delivery of the Deliverables from the country of origin to the point of landing in Indonesia, and from the point of landing to the intended Location/Site as specified in the applicable Purchase Order in accordance with Appendix 9 (Implementation Schedule). PARTNER shall be responsible for all inland transportation shipping costs to the intended Location/Site.

7.5 PARTNER represents and warrants that all Deliverables installed are type-approved by the relevant authorities in Indonesia and have passed quality assurance by TELKOM in accordance with the quality assurance guidelines set forth in Appendix 17 (Quality Assurance Guidelines/ Acceptance Test Procedures).

7.6 PARTNER shall be responsible for the provision and cost of any of the following facilities, equipment and services that may be required by PARTNER and its staff:

7.6.1 all locally engaged skilled and unskilled personnel, including electricians, wiremen, laborers, tradesmen, artisans, and their equipment and tools;

7.6.2 any work and/or entry permits, licenses, visas, etc., necessary for personnel employed or temporarily engaged by PARTNER and its sub-contractors, and any income taxes incurred by such personnel or corporate income taxes;

7.6.3 transportation (including, without limitation, to and from any Location/Site), housing and medical facilities for such personnel as may be necessary;

7.6.4 equipment, tools and other resources necessary for such personnel to complete the works;

7.6.5    telephone, telegram, telex, modem, internet and facsimile services;

7.6.6    security, warehousing, storage and office facilities; and

7.6.7 customs and/or excise duties on tools, equipment and personal effects of PARTNER staff.

ARTICLE 8. INTELLECTUAL AND INDUSTRIAL PROPERTY RIGHTS

8.1      PARTNER warrants:

8.1.1 that it has or will obtain prior to installation all Intellectual Property Rights necessary to enable PARTNER to meet its obligations under this Agreement; and

8.1.2 that the Contract Value includes all amounts paid or payable for the rights to use the software and Documentation, and all Deliverables forming a part of any Deliverables.

8.2 PARTNER shall grant or shall cause to be granted to TELKOM a royalty-free, irrevocable (except as set forth in the Software License), non-transferable (except as set forth in this Article), non-exclusive and perpetual license or sub-license, as the case may be in the Republic of Indonesia to use the software (excluding any source code) and Documentation of PARTNER or its constituent members or any third party (including the employees or agents of PARTNER and any sub-contractors) to enable TELKOM to use such software and Documentation in connection with the repair, maintenance, operation and use of the relevant System, Sub-systems and the Deliverables to the extent contemplated by this Agreement.

8.3 PARTNER further warrants that the supply or undertaking of any item of the Deliverables will not infringe (or cause TELKOM to infringe) any third party Intellectual Property Rights. PARTNER shall indemnify and hold harmless TELKOM at all times from all direct damages, costs and expenses arising from any claim or demand based on an allegation of such infringement. PARTNER shall, at the request of TELKOM. defend at PARTNER's own cost any or all such claims or demands, provided TELKOM:

         (a)      gives PARTNER prompt written notice of such claim;

         (b) PARTNER has sole control of the defense and all related settlement negotiations;

         (c) does not admit liability in respect of the whole or any part of the claim or agrees to settle or dispose of the claim; and

         (d) provides all reasonable assistance to PARTNER in defending or settling the claim.

         This indemnity shall not apply where the liability arises:

         (a) solely as a result of modifications to the Deliverables or written instructions made by TELKOM without the approval of PARTNER;

         (b) from the combination of the Deliverables with any equipment not supplied by PARTNER, and if without TELKOM having made that combination the claim of infringement would not have been valid; the indemnification shall, however, be applicable if PARTNER has provided the system integration services which caused the infringement;

         (c) use of the Deliverables by TELKOM other than as contemplated in this Agreement;

         (d) TELKOM'S continued use of the Deliverables after notification by PARTNER of any modification or changes in the Deliverables required to avoid infringement claims.

8.4 TELKOM agrees that it shall use the applicable license for software and Documentation pursuant to this Agreement only for its business purposes, and shall not market or otherwise commercialize it. The license for software and Documentation so granted shall authorize TELKOM to undertake all activities related to and/or as reasonably required for the intended use of the relevant equipment. The license for software and Documentation shall become effective at the latest upon TELKOM's issuance of the integrated System Acceptance Test Certificate related to the applicable software and Documentation and shall be limited to the right to use the Documentation and software to operate the related equipment. TELKOM shall not assign, transfer or sub-license such software without the prior written consent of PARTNER, which consent shall not unreasonably be withheld or delayed. Further terms relating to the licensed software are contained in the Software License attached as Appendix 26.

8.5 TELKOM shall be entitled to make copies of the applicable software for back-up purposes only. TELKOM shall be entitled to make copies of software Documentation for internal use and for archival purposes, and when making permitted copies TELKOM shall transfer to the copy/copies any copyright or other marking on the software or related documentation. Use by TELKOM's affiliates in Project-related activities, shall be with

         PARTNER'S approval. TELKOM may not de-compile the software, except as agreed in writing by PARTNER. Further terms relating to the software are contained in the Software License attached as Appendix 26.

8.6 If, owing to the relevant equipment or its use, a right of a third party is infringed or an unlawful act is committed against a third party, PARTNER shall, at its option and own expense and in consultation with TELKOM:

8.6.1 replace the equipment or part of the equipment with equivalent equipment or parts of the equipment which do not infringe a right of a third party or whose use does not in any other way constitute an unlawful act against a third party; or

8.6.2    acquire a license in respect of the said right; or

8.6.3 modify the equipment in such a way that the infringement or unlawful act is terminated, provided that modification and/or replacement shall not cause the functionality and/or quality of the equipment to be materially reduced.

8.7 PARTNER and/or its sub-contractors shall provide TELKOM with the interface specification of the applicable software and with all Documentation and information in order to enable TELKOM to make external enhancements and/or modifications to the relevant equipment or add additional functionality to the equipment and/or to achieve inter-operability and compatibility. PARTNER shall be relieved from its indemnification obligations to the extent the claim is caused by TELKOM enhancements and/or modifications.

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

8.8 If the central processing unit on which the applicable software is installed becomes temporarily unavailable, such software may be temporarily transferred to an alternative central processing unit. If TELKOM desires to use the software in a service bureau mode (i.e., to provide computing services to another supplier of similar services), TELKOM shall request a meeting with PARTNER in which the Parties shall discuss the required terms and conditions under which PARTNER would enter into a written agreement permitting such use.

8.9 The provisions of this Article 8 shall in substance be included in the BOT arrangements contemplated in Articles 28.10-28.14.

ARTICLE 9. FORCE MAJEURE

9.1 Neither Party shall be liable for delays in delivery or performance, or for failure to manufacture, deliver or perform when caused by any of the following which are beyond the reasonable control of the delayed Party, including but not limited to acts of God, acts of the public enemies, acts of civil or military authority, acts of war, acts of terrorism, riots, strikes, lockouts, other labor disturbances, hurricanes, earthquakes, fires, floods or other natural disasters, epidemics and embargoes or a change to any government of Indonesia law, regulation, decree or government department policy having the force of law which has a material adverse impact on the ability of a Party to perform this Agreement.

9.2      Any occurrence belonging to a Force

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

         Majeure category shall be notified immediately to the other Party not later than fourteen (14) days after such occurrence. If an event of Force Majeure causes TELKOM to fail to pay any amounts due for a period of more than ninety (90) days, any of the Parties may terminate this Agreement. Any other event of Force Majeure continuing for a period in excess of 6 months shall entitle any of the Parties to terminate this Agreement.

9.3 In the event that due to Force Majeure the implementation of this Agreement or relevant agreement, acceptance test, integration, drive test or other matters provided for in this Agreement are suspended, the implementation period shall be extended by the numbers of days equal to the duration of such suspended implementation.

9.4 Neither Party shall be liable for any losses suffered by the other Party arising as a result of Force Majeure, provided that in the event of termination of this Agreement by PARTNER by reason of Force Majeure pursuant to Article 9.2, the provisions of Articles 31 and 32 shall apply with respect to losses involving Commissioned Deliverables and the provisions of Articles 14.4, 14.5 and 14.6 shall apply with respect to losses involving non-Commissioned Deliverables.

ARTICLE 10. TRANSFER OF RISK AND TITLE

10.1 Notwithstanding any transfer of legal title pursuant to the provisions of Article 10.2, the transfer of operational risk with respect to the relevant Deliverables from PARTNER to TELKOM shall only take place when the respective Deliverables have been installed, and the relevant Integrated System Acceptance Test Certificate has been issued by TELKOM.

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

10.2 Legal title and other rights to the relevant Deliverables shall only pass to or vest in TELKOM (i) at the time the related Integrated System Acceptance Test Certificate is issued for Deliverables procured in Indonesia, and (ii) delivery per FCA (Incoterms 2000) (port of shipment) for Deliverables procured outside of Indonesia. Notwithstanding anything to the contrary in this Agreement, title to the software shall not pass to TELKOM at any time.

ARTICLE 11. INDEMNIFICATION

11.1 Without prejudice to any other provisions of this Agreement, PARTNER shall indemnify and hold TELKOM harmless from all direct damages, cost and expenses arising from any Claims (as defined below), if Claims arise:

11.1.1 as a result of a failure by PARTNER to perform its obligations pursuant to this Agreement, Purchase Orders or other specific agreement related to these agreements;

11.1.2 in connection with the work carried out pursuant to its obligations under this Agreement, unless the occurrence of the damage is not attributable to PARTNER;

11.1.3 in connection with the faulty design of the equipment or any other material or supplies which are supplied by PARTNER;

11.1.4 in connection with an infringement of any Intellectual Property Rights or industrial property right belonging to a third party in relation to
         Article 8.3;

11.1.5 in connection with any Claims including, without limitation, any fines or other penalties suffered by TELKOM as a result of the violation by

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

         PARTNER or any of its employees or agents of any laws or regulations in Indonesia related to Article 6;

11.1.6   in connection with any interruption to the Network under Article 57.4;

11.1.7 for personal injury to and death of any persons and damage to any property arising out of the performance of this Agreement due to acts or omissions whether negligent or otherwise of PARTNER, its employees, agents or sub-contractors;

11.1.8 for loss or damage caused by the gross negligence or wilful act, fault or omission of PARTNER, its employees, agents or sub-contractors, including without any limitation any damage or interruption to TELKOM's existing Network during the migration to the new network to be provided by PARTNER; or

11.1.9 in connection with termination by TELKOM for non-delivery of contracted Deliverables.

         Provided that TELKOM:

         (a)      gives PARTNER prompt written notice of such Claim;

         (b)      permits PARTNER to defend or settle the Claim;

         (c) does not at any time admit liability in respect of the whole or any part of the Claim or agrees to settle or dispose of the Claim; and

         (d)      provides all reasonable assistance to PARTNER in

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
         defending or settling the Claim.

11.2 "Claims" shall mean any demands, claims, actions, liabilities, losses, damages awarded by a court or arbitration tribunal against TELKOM, costs (including legal and other professional costs), penalties and expense incurred by TELKOM as a result of a breach by PARTNER or any sub-contractor of any of its obligations, representations, undertakings or warranties under this Agreement.

11.3 Notwithstanding any provision of this Agreement to the contrary, the liability of PARTNER to TELKOM under this Agreement shall in no circumstances exceed in any one case, an amount equal to 100% of the Contract Value of the relevant Purchase Order, subject to in aggregate (after taking into account amounts previously paid under those clauses) an amount equal to 10% of the total Contract Value of all Purchaser Orders which have been issued and accepted up to the date on which the liability falls due.

11.4 Neither Party shall in any circumstance be liable to the other for indirect or consequential losses or damages, whether or not such losses or damages are subject to this indemnity.

11.5 It is agreed that TELKOM shall indemnify and hold PARTNER harmless from all direct damages, cost and expenses arising from any Claims if Claims arise for personal injury to and death of any person and damage to any property arising out of the performance of this Agreement due to acts or omissions whether negligent or otherwise of TELKOM, its employees, agents or sub-contractors.

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

ARTICLE 12. EQUIPMENT MAINTENANCE AND SUPPORT

12.1 PARTNER undertakes that the Scope of Work will be executed in accordance with the terms and conditions of this Agreement and any Purchase Orders.

12.2 PARTNER shall deliver all equipment and Network Systems and Sub-systems to TELKOM in 100% (one hundred per cent) new condition, having no latent defects (excluding software latent defects) or other latent defects which PARTNER is incapable of remedying pursuant to the Service Level Agreement and provided that such Service Level Agreement is in force upon discovery, and shall not have originated through unlawful procurement or manufacturing practices. PARTNER shall further undertake, subject to the Service Level Agreement, that all equipment (both hardware and software) delivered to TELKOM under this Agreement shall have a service life of at least ten (10) years from the date of issuance of the respective Integrated System Acceptance Test Certificate, or from the time the equipment is used commercially by TELKOM, whichever occurs first, provided that TELKOM has:

         (a) materially complied with the terms of the SOP and SMP (as referred to in Article 60.1.2); and

         (b) not made any material modifications or changes to the equipment (both hardware and software) delivered to TELKOM.

12.3 If, upon the expiry of any applicable SLA period, TELKOM requires maintenance assistance for the equipment from PARTNER, PARTNER agrees to carry out such maintenance including replacement of the same or comparable spare parts within the life time of the equipment as referred to in Article 12.2, with costs thereof as agreed at least ninety (90) days prior to the expiration of the applicable SLA.

12.4 Up to the date of issuance of the relevant Integrated System Acceptance Test Certificate (including issuance pursuant to Article 55.8.9), all equipment supplied to TELKOM shall be in accordance with Appendix 3 (Scope of Work) and Appendix 5 (Technical Specifications). PARTNER shall execute the works in accordance with this Agreement and best practice standards (as agreed by the Parties).

12.5 Except as otherwise provided in this Agreement, all warranties express or implied are excluded, including warranties of merchantability or fitness for a particular purpose.

ARTICLE 13. LIQUIDATED DAMAGES FOR DELAY

13.1 PARTNER shall be deemed to have failed to perform an obligation under this Agreement for reasons for which it can be held responsible, if after the performance has become due and PARTNER has been given due notification of non-performance with a reasonable time allowance not exceeding thirty (30) days to rectify or correct the failure to perform condition, it has not fulfilled the obligation or has not fulfilled it in time or in accordance with what has been agreed upon. Without limitation, among other examples of delays by PARTNER are the following:

13.1.1 the Deliverables stated in the respective Purchase Order or specific agreement have not met the acceptance criteria at the agreed date on a per Location/Site basis;

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

13.1.2 the contracted Deliverables to be delivered are not available at the time and place committed by PARTNER in accordance with the terms and schedules of the respective Purchase Order, including without limitation where the delay results from damage or loss of goods during shipment.

13.2 PARTNER shall not be responsible to TELKOM for non-performance if the non-performance is a result of (i) late or non-performance of TELKOM, or the Investor pursuant to Article 28.10 or other Network equipment suppliers, or (ii) delays in acquiring land, provided PARTNER has been diligent and used its reasonable endeavours during the land acquisition process, it being agreed that the cost of the land acquisition process itself for which PARTNER is responsible shall not be a reason for PARTNER seeking to excuse its delayed performance, or (iii) force majeure in accordance with Article 9. In such events, PARTNER shall be entitled to an appropriate extension of time for the performance of its obligations. PARTNER shall take all reasonable steps to minimize the impact of the delay and shall promptly notify TELKOM in writing, with supporting details, of the extension of time required. PARTNER's entitlement to extension of time shall be limited to the time which would have been due if it had given prompt notice and had taken all reasonable steps.

13.3 The liquidated damages for each day of delay shall be calculated on the basis of a percentage of the Contract Value specified in the respective Purchase Order related to the delayed Location in the amount of 6% per annum, up to a maximum of 5% of the said Contract Value in the applicable Purchase Order. For the avoidance of doubt, if non-performance is not remedied within the remedial period permitted under Article 13.1, or as otherwise agreed by the Parties, then liquidated damages shall be calculated and payable starting from the first day following the remedial period.

13.4     Liquidated damages assessed for delays in performance pursuant to
         Article 13 shall be without prejudice to any other non-financial claims TELKOM may have in respect of delays for which PARTNER is responsible. Subject to Article 11.3, these include without limitation, TELKOM's right: (i) to terminate this Agreement in accordance with Article 14; and (ii) following discussions with PARTNER and acting reasonably with respect to the selection of a third party, to appoint the third party to continue this Agreement with respect to such works as may be able to be completed by third parties on condition that any excess amounts reasonably incurred for continuing such works as required shall be borne by PARTNER. Payment of such excess amounts shall be in lieu of liquidated damages payable from the time the third party is appointed.

ARTICLE 14. TERMINATION OF THE AGREEMENT

14.1 If PARTNER is in material breach of any of its obligations under this Agreement, which failure is not capable of being cured, or if it can be cured, and PARTNER shall have failed to cure such default within thirty
         (30) days or an agreed lapse of time after written notice requiring that such default be made good (given either under this Article 14.1 or pursuant to Article 13.1 and 13.2), then TELKOM shall have the right, at its election and without prejudice to other rights and remedies provided in this Agreement to terminate this Agreement and recover damages from PARTNER.

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

14.2 Subject to the cure provisions of Article 14.1, TELKOM shall be entitled to terminate all or part of this Agreement, and/or all or part of the Purchase Orders and/or any related agreement upon any of the following events:

14.2.1   PARTNER's material breach of the Inter-Operability Commitment
         Agreement;

14.2.2 PARTNER declares or clearly states that the Scope of Work, or any substantial part thereof, will not or cannot be completed;

14.2.3 PARTNER takes or has taken or instituted against it any action or proceeding, whether voluntary or compulsory, which has as an object or may result in the winding up of PARTNER (other than a voluntary winding up by members for the purpose of reconstruction or amalgamation), or is placed under official management or enters into a compromise or other arrangement with its creditors or any class of them or an administrative receiver or an administrator or receiver is appointed to carry on its business or to take control or possession of any of its assets for the benefit of its creditors or any of them;

14.2.4 PARTNER violates any law relating to the prevention of corruption or bribery in PARTNER's home country or any jurisdiction in which PARTNER is carrying out any of the works;

14.2.5   Pursuant to Article 9.

14.3 PARTNER shall only be entitled to terminate or abandon this Agreement in the event that TELKOM is in material breach and has failed to remedy the default (provided that the default is capable of being remedied) within thirty (30) days or an agreed lapse of time

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

         after written notice from PARTNER requiring that such default be remedied in the context of the following events;

14.3.1 TELKOM takes or has taken or instituted against it any action or proceeding, whether voluntary or compulsory, which has as an object or may result in the winding up of TELKOM (other than a voluntary winding up by members for the purpose of reconstruction or amalgamation), or is placed under official management or enters into a compromise or other arrangement with its creditors or any class of them or an administrative receiver or an administrator or receiver is appointed to carry on its business or to take control or possession of any of its assets for the benefit of its creditors or any of them; or

14.3.2 TELKOM fails to pay any amounts due, or becomes unable to pay amounts to become due, for a period of more than six (6) months and during discussions with TELKOM during such period the Parties cannot agree on a satisfactory mechanism for payment and/or security for payments owed, including the provision of a bank guarantee by TELKOM acceptable to PARTNER; or

14.3.3   Pursuant to Article 9.2; or

14.3.4 TELKOM, (a) without PARTNER's prior written approval: (i) transfers or assigns the license for software and Documentation granted in Article 8, or (ii) transfers PARTNER's proprietary software or equipment outside the Republic of Indonesia, (iii) commercializes or manufactures the applicable software, equipment and Documentation or uses the Deliverables in a manner not permitted in this Agreement; or (iv) encumbers PARTNER's Intellectual Property Rights; or (v) is otherwise in material breach of the terms and conditions of the Software License; or (b) is in material breach of Article 21.10; or (c) is in material breach of its confidentiality obligations under a duly executed Appendix 24 (Non-Disclosure Agreement); or (d) is in material breach of applicable laws and regulations, which breach as a direct consequence imposes on PARTNER a legal obligation to cease performing its obligations under this Agreement.

14.4 Termination of this Agreement shall be without prejudice to any accrued rights of the Parties up to the date of termination.

14.5 The termination of this Agreement or other specific agreement shall not affect or prejudice any provisions of those agreements which are expressly or by implication provided to continue in effect after such termination.

14.6     If this Agreement is terminated by either Party as provided in this
         Article 14. TELKOM, in addition to any other rights provided in this Article, may require PARTNER to transfer title and to deliver to TELKOM in the manner and to the extent directed by them upon full payment, any completed equipment, material or supplies, and such partially completed cable and materials, parts, tools, dies, jigs, fixtures, plans, drawings, information, and contract rights as PARTNER has had specifically produced or specifically acquired for the performance of such part of this Agreement as may have been terminated and which if this Agreement had been completed, would have been required to have been furnished to TELKOM. In addition, PARTNER shall, upon the direction of TELKOM, protect and preserve property in its possession in which TELKOM have an interest. PARTNER shall be paid the prices specified in Appendix 4 (Price Schedule) for completed equipment, material and supplies delivered and services performed, and the amounts agreed upon by TELKOM and PARTNER for the manufacturing materials delivered to TELKOM by PARTNER, and for the protection and preservation of property in which TELKOM has an interest.

14.7 If this Agreement is terminated in accordance with Article 14.2, TELKOM may elect to take over and to complete the work. In such event, PARTNER, shall, without prejudice to any other rights or remedies of TELKOM hereunder, be liable to TELKOM for all reasonable excess costs so incurred by them taking into account any sums due under this Agreement to PARTNER for work commenced, partly executed or completed and accepted by TELKOM or materials, plant, machinery, tools and implements and other things purchased, used or to be used in connection with the work.

14.8 In the event of termination, the Parties agree to waive the provisions of Article 1266 of the Indonesian Civil Code to the extent necessary to effect termination of this Agreement in accordance with Article 14 without the need for a court decision.

ARTICLE 15. GOVERNING LAW

         This Agreement shall be interpreted and governed in accordance with the laws of the Republic of Indonesia.

ARTICLE 16. SETTLEMENT OF DISPUTES

16.1 If any disputes arising between TELKOM and PARTNER in connection with or arising out of this Agreement or the breach, termination of validity thereof (a "Dispute"), the Parties shall attempt for a period of thirty
         (30) days
         after receipt by one Party of a notice from the other Party of the existence of the dispute, to settle such Dispute in the first instance by mutual discussions between senior executives of the Parties.

16.2 Any Dispute which cannot be resolved by amicable settlement between the Parties arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre ("SIAC") for the time being in force which rules are deemed to be incorporated by reference to this clause.

16.3 The arbitration shall be conducted before an arbitral tribunal composed of three (3) arbitrators. The language of the arbitration shall be English.

16.4     The three (3) person arbitration panel shall be selected as follows:

         (a) each arbitrator shall be fluent in English and shall be experienced with legal matters concerning the telecommunications industry.

         (b) each of (A) the Party initiating the arbitration and (B) the respondent Party or Parties to the Dispute shall nominate one
                  (1) arbitrator within thirty (30) days of the written notice of the Dispute described above. The relevant Parties shall within (30) days of the appointment of the two (2) arbitrators seek to appoint a third arbitrator. If any relevant Party does not nominate an arbitrator or if the relevant Parties cannot agree on the choice of the third arbitrator, in each case within the relevant period, then each unappointed arbitrator shall be selected by the Chairman of the SIAC (provided that the requirements in Article 16.4(a) are satisfied).

16.5 The award rendered shall be in writing and shall set out the facts of the Dispute and the reasons for the arbitration panel's decision. The award shall apportion the costs of the arbitration as the arbitration panel deems fair.

16.6 The Parties agree that the arbitration award shall be final and binding on the Parties. The Parties agree that no Party shall have any right to commence or maintain any suit or legal proceedings until the Dispute has been determined in accordance with the arbitration procedure provided herein and then only for enforcement of the award rendered in the arbitration. Judgment upon the arbitration award may be rendered in any court of competent jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

16.7 Each of the Parties hereby expressly waives any Indonesian laws and regulations, decrees or policies having the force of law that would otherwise give a right to appeal against the decision of the arbitration panel, and the Parties agree that no Party shall appeal to any court against the award or decision contained therein. The Parties agree that any dispute in connection with or arising out of this Agreement or the breach, termination of validity thereof under is of a commercial nature.

16.8 Each of the Parties waives the applicability of Article 48(1) of the Indonesian Law on Arbitration and Alternative Dispute Resolution (the "Arbitration Law") and agrees that no arbitration need be completed within a specific time. For purposes of
         Article 5 paragraph 1 of the Arbitration Law, the Parties agree that the relationship among the Parties is commercial in nature and any Dispute related to this Agreement shall be deemed commercial.

16.9 No Party or person involved in any way in the creation, coordination or operation of the arbitration of any Dispute may disclose the existence, content or results of the Dispute or any arbitration conducted under this Agreement in relation to that Dispute, in each case subject to those disclosures permitted by Article 19.

16.10 This Agreement and the rights and obligations of the Parties shall remain in full force and effect pending the award in such arbitration proceeding, which award, if appropriate shall determine whether and when termination shall become effective. The provisions contained in this Article 16 shall survive the termination and/or expiration of this Agreement.

ARTICLE 17. LANGUAGE

17.1 All data, documents, Purchase Orders, invoices, descriptions, diagram, books, catalogues, instructions, marking for easy identification of major items of the material and most correspondence shall be in the English language and in the metric system of weights and measures.

17.2 PARTNER's personnel shall be proficient in English both written and spoken, for the purpose of providing instruction, offering advisory services, training and any other submission as required.

17.3 This Agreement is concluded in both English and Bahasa Indonesia. In the event of any inconsistency or contradiction between the Bahasa Indonesia and English texts, the Parties shall first endeavor to resolve such inconsistencies through negotiations, failing which the Bahasa Indonesia text shall govern and prevail.

ARTICLE 18. CORPORATE REPRESENTATIONS AND WARRANTIES

18.1 Each Party (including each constituent member of PARTNER) represents and warrants that (i) it has obtained all necessary approvals, consents and authorizations of third parties and governmental authorities to enter into this Agreement and to perform and carry out its obligations under it; (ii) the persons executing the Agreement on its behalf have express authority to do so, and, in doing so, to bind the party to it;
         (iii) the execution, delivery, and performance of this Agreement does not violate any provision of any bylaw, charter, regulation, or any other corporate governing authority of the Party; (iv) the execution, delivery and performance of the Agreement has been duly authorized by all necessary corporate action; (v) the execution, delivery and performance by it of this Agreement constitute private and commercial acts rather than public or governmental acts; and (vi) the obligations of the Parties under the Agreement are valid and binding obligations of such Party, enforceable in accordance with its terms.

ARTICLE 19. CONFIDENTIAL INFORMATION

19.1 TELKOM and PARTNER shall enter into a Non-Disclosure Agreement in the form set out in Appendix 24 (Non-Disclosure Agreement) which details the terms and conditions related to permitted uses and disclosures of confidential information in the development (if applicable) operation, use and maintenance of the relevant Systems in the T-21 Program.

ARTICLE 20. NOTICE

20.1 All notifications required or permitted under this Agreement shall be sufficiently given if made in writing and delivered personally by hand or by courier or sent by prepaid registered post or by facsimile to the addresses of the Parties as from time to time notified.

20.2 All notification required in connection with the implementation of this Agreement shall be addressed as follows:

         To TELKOM:
         Perusahaan Perseroan (Persero) PT
         Telekomunikasi Indonesia Tbk.
         Jl. Japati No. 1, Bandung 40133
         Attention : President Director
         Fax       : (022)440-313

         To PARTNER:
         Motorola, Inc.
         c/o PT Motorola Indonesia
         Gedung BRI II, Suite 3001
         Jl. Jend. Sudirman Kav. 44-46
         Jakarta 10210, Indonesia
         Attention : General Manager
         Fax       : (021) 571-9064

         Cc: Motorola Electronics Pte. Ltd.
         12 Ang Mo Kio St 64
         Motorola Innovation Centre Level 3A
         Ang Mo Kio Industrial Park 3
         Singapore 569088

         Fax   : (65) 6484-0933
         Attn. : Commercial Contracts Manager

20.3 PARTNER shall appoint a point of contact or designated representative authorized to act on behalf of PARTNER, and whose instructions and requests shall be binding for PARTNER as to all matters pertaining to implementation of the Project brought to his attention by TELKOM. TELKOM shall also appoint a point of contact or designated representative authorized to act on behalf of TELKOM whose instructions and requests shall be binding for TELKOM as to all matters pertaining to implementation of the Project. The initial point of contact for each Party is listed below:

         PARTNER's Point of Contact:
         Project Manager
         c/o PT Motorola Indonesia
         Gedung BRI II, Suite 3001
         Jl. Jend. Sudirman Kav. 44-46
         Jakarta 10210, Indonesia
         Tel: (021) 251-3050
         Fax: (021) 515-4624
         Email: didit.herawan@motorola.com
         Mobile: 62811174066

         TELKOM's Point of Contact:
         PT Telekomunikasi Indonesia Tbk.
         Head of Fixed Wireless Division (as
         Project Manager)
         Jl. Kebon Sirih, Kav. 12
         Jakarta
         Indonesia
         Tel    : (021) 385-7777
         Fax    : (021) 344-0707
         E-mail : alex_is@telkom.co.id
         Mobile : (0811) 965-500

20.4 A Party may change its address by giving prior written notice to the other Party. Notices and other communications may be in the Indonesian or English language. All notices shall be effective (i) in the case of delivery by personal delivery or courier, on the date of receipt as evidenced by a delivery receipt from the recipient or confirmation of delivery received by the sender from the courier, and (ii) in the case of transmission by facsimile transmission or electronic mail or other electronic transmission, on the date of receipt as promptly acknowledged by the recipient, failing which acknowledgement then on the date of such transmission as evidenced by the convention applicable to such transmission.

ARTICLE 21. GENERAL PROVISIONS

21.1 If any provision of this Agreement or part thereof is rendered void, illegal or unenforceable by any legislation to which it is subject, it shall be rendered void, illegal or unenforceable only to that extent and it shall in no way affect or prejudice the enforceability of the remainder of such provision or the other provisions of this Agreement. The invalidity, illegality or unenforceability of any provision in this Agreement under the laws of any one jurisdiction shall not in itself affect the validity, legality and enforceability of such provision under the laws of any other jurisdiction.

21.2 No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy that is otherwise available at law or otherwise, and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or otherwise. The election of any one or more of such remedies by either Party shall not constitute a waiver by such Party of the right to pursue any other available remedies.

21.3 No failure on the part of either Party to exercise and no delay on the part of either Party in exercising any right hereunder will operate as a release or waiver thereof, nor will any single or partial exercise of any right under this Agreement preclude any other or further exercise of it. The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided by law.

21.4 This Agreement embodies all the terms and conditions agreed upon between the Parties as to the subject matter of this Agreement, and supersedes all prior representations, arrangements, understandings and agreements between the Parties whether written or oral (including without limitation, the RfP, except as provided otherwise under this Agreement).

21.5 This Agreement may be executed in any number of counterparts, each of which shall constitute an original and take effect without reference to any other counterpart, and together the counterparts shall be deemed as one and the same agreement.

21.6 Notwithstanding the reference to the terms "Partner" and/or "partnership" in this Agreement, the relationship between the Parties shall not constitute a legal partnership. Neither Party has the power or the right to bind, commit or pledge the credit of the other Party.

21.7 This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

21.8 This Agreement does not establish an employer-employee relationship and PARTNER is for all purposes, an independent contractor.

21.9 No modification, amendment or other change may be made to this Agreement or any part thereof unless reduced to writing and executed by authorized representatives of both Parties.

21.10 TELKOM agrees to comply with all applicable export laws and regulations of the United States of America, the United Kingdom, or such other country of origin. Specifically, but without limitation, TELKOM agrees that it will not resell or re-export Motorola products or technical data in any form without obtaining appropriate export or re-export licenses from the respective governmental authority of the United States of America, the United Kingdom or other country of origin.

21.11 TELKOM further agrees to perform and comply with its obligations under this Agreement and the respective Purchase Orders.

21.12 The Parties agree that where the context of any provision indicates an intent that it shall survive the expiry or termination of this Agreement, such provision shall survive. Specifically, the following Articles shall survive expiry or termination: 8, 11.3, 11.4, 15, 16, 19, 21.10 and Appendix 26.

21.13 The Parties agree that to their knowledge there are no laws or regulations specifically applicable to sales to an entity owned or partly owned by a government entity which would apply to the Parties in the circumstances of this Agreement.

                                   CHAPTER 2.
                         COMMERCIAL TERMS AND CONDITIONS

ARTICLE 22. CONTRACT VALUE

22.1 Based on the unit prices referred to in Article 23.3, the initial Contract Value (excluding VAT and excluding the fees under the Service Level Agreement) for execution of the Project under this Agreement is US$ 20,686,855 (primarily for goods and services purchased outside Indonesia) and IDR 61,268,263,751 (primarily for goods and services procured within Indonesia). This Contract Value may be adjusted from time to time in accordance with the mechanism provided in Article 27.

ARTICLE 23. PRICES, FEES

23.1 The prices, and fees as listed under Appendix 4 (Price Schedule) are the agreed prices and applicable to the relevant Purchase Orders. Such prices and fees shall be deemed to include all costs, expenses and customs and import duties which are deemed necessary to carry out this Agreement, but excluding VAT, income tax Article 22 on imports and sales tax on luxury goods.

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

23.2 The prices and fees payable by TELKOM under this Agreement shall be denominated in United States of America Dollars (USD) or in Indonesian Rupiah (IDR), as applicable or as may be required under this Agreement to satisfy Local Content requirements. All payments made under or pursuant to this Agreement by TELKOM shall be made in the currency specified. In the event that any such payments are unable to be made in the currency specified for whatsoever reason, then at the option of PARTNER such payments may be made by TELKOM by payment of an equivalent amount (at the then prevailing exchange rates) of such other currency as is permissible. If so requested by PARTNER, TELKOM shall pay the relevant amount in the name of PARTNER or a third party designated by PARTNER at a bank within Indonesia.

23.3 Unit prices quoted in Appendix 4 (Price Schedule) are firm fixed prices and shall not be varied except as permitted under this Agreement. Unit prices for equipment are deemed to include payments by PARTNER for all costs of freight, insurance, customs and import duties, clearance at the port of entry, inland transportation, warehousing and delivery to the Location/Site where the equipment is to be installed. Unit prices for equipment related services shall include survey, planning, design, permits, rights of way, installation, integration, project management, insurance up to transfer of title, testing and commissioning costs, services related to land acquisition, frequency licence application services and all related materials and expenses to complete the Project on a turnkey basis as contemplated in Article 3. Import or custom duties are included in the unit prices set out in Appendix 4 (Price Schedule) and shall remain fixed. Variations in unit price shall only be subject to change if specifically agreed upon by the Parties pursuant to a Change Request.

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

ARTICLE 24. TAXES AND DUTIES

24.1 The Contract Value excludes VAT, sales tax on luxury goods, and prepayment of income tax (Article 22) on imports, but includes customs/import duties imposed by the government of Indonesia on the Deliverables in connection with the Project. Each Party shall be responsible for all taxes which it is required to pay, withhold or collect as the case may be, in accordance with prevailing laws and regulations, it being acknowledged by PARTNER that in relation to VAT administration TELKOM is a designated VAT collector under applicable regulations. In the event withholding taxes are applied on any payments made by TELKOM to PARTNER, TELKOM shall provide PARTNER with a copy of the withholding tax receipt within fourteen (14) days from the date of payments.

ARTICLE 25. INSURANCE AND SAFETY

25.1 PARTNER shall at its own expense take out an all risk (or equivalent coverage) insurance policy ("All Risk Policy") to cover any works to be carried out pursuant to any Purchase Order. The insurance shall cover all risks against losses, damages (including accidents caused by the work performed by PARTNER, its employees, agents or sub-contractors) at a minimum until the transfer of title to the relevant Deliverables pursuant to Article 10.2. The All Risk Policy shall also cover any plant, machinery, tools, goods, vehicles or property belonging to PARTNER, its employees, agents or sub-contractors which have been placed at any relevant Location/Site where any works are being executed, all risks during transportation, warehousing, storage, delivery, installation and testing, whether by fire, theft, earthquake/flood, natural disaster, consequence of fault in construction, or otherwise, and legal liability to third parties during construction, installation and operation periods including PARTNER's loss of revenue and damage to surrounding property. PARTNER shall provide evidence of this All Risk Policy to TELKOM upon request. Subject to the conditions that PARTNER retains full responsibility for its obligations under this Article 25, and that TELKOM is not required to execute the policy document, PARTNER may at its option procure that the All Risk Policy name TELKOM as a co-insured and beneficiary of such policy.

25.2 PARTNER shall at its own expense replace any lost, damaged and/or destroyed Deliverables while such are in the process of being delivered and installed.

25.3 Notwithstanding the procurement of an All Risk Policy, PARTNER's liability in respect of loss or damage attributable to the acts, omission or negligence of PARTNER shall not be limited to the amount of the insurance coverage under the All Risk Policy.

25.4 PARTNER shall take full responsibility for the adequacy, stability and safety of all works carried out at the relevant Locations/Sites in accordance with the provisions of any law, order, regulation, decree, directive or standards now or hereinafter in force in Indonesia. PARTNER shall ensure that all equipment, tools, facilities and other items used by PARTNER or its sub-contractor in the execution of the works shall be safe, sound, in good working condition which shall, at a minimum, conform to acceptable standards in the industry. PARTNER shall at its own expense provide the necessary safety equipment, protective clothing, footwear and such other appliances as may be necessary or required by law or regulation for proper and safe execution of the works. PARTNER shall ensure that all personnel provided are fully trained and qualified and properly certified by the relevant authorities or bodies if such certification is required under the applicable laws, rules or regulations or directive of any governmental body.

                                   CHAPTER 3.
                            FINANCIAL TERMS AND PAYG

ARTICLE 26. JOINT PLANNING SESSIONS, DESIGN REVIEW MEETINGS AND MONTHLY MEETINGS

26.1     Joint Planning Session or JPS

26.1.1 The Parties agree to conduct systematic, periodic and comprehensive joint planning exercises as described below.

26.1.2 TELKOM and PARTNER shall conduct annual Joint Planning Sessions ("JPS") in October or November at the end of each Fiscal Year to plan for the following Fiscal Year's Package Level Requirements. The first of these JPSs shall be conducted at a time to be mutually determined after the Parties have executed this Agreement and shall cover the period immediately following the execution of this Agreement up to the end of Fiscal Year 2003. The JPS may also be convened at such other times as the Parties may agree. TELKOM and PARTNER shall jointly conduct and/or agree on at least the following activities as applicable to the following Fiscal Year:

         (a) demand forecasting (which in this Agreement shall refer to a minimum of one (1) year time horizon) at DIVRE 1 level considering various macro economic factors;

         (b) economic analysis to assess the business feasibility of deploying the intended Network; and

         (c) development of the details of the Deployment Plan and Implementation Schedule on a quarterly basis with prioritization of Locations for Network deployment.

26.1.3 At each subsequent JPS, TELKOM and PARTNER shall conduct jointly and/or agree on at least the following activities as applicable to the following Fiscal Year.

         (a) demand forecasting for DIVRE 1 considering various macro economic factors;

         (b) economic analysis to assess the business feasibility of deploying the intended Network; and

         (c) development of details of the Deployment Plan and Implementation Schedule on a quarterly basis with prioritization of Locations for Network deployment;

         (d) review of future technology deployment strategies, considering availability and suitability of the latest technologies, equipment or software; and

         (e) resolve issues referred to it by a DRM or otherwise and agree on corrective actions.

26.1.4 PARTNER shall take responsibility for the organizational and administrative activities required to convene the JPSs.

         PARTNER shall be responsible for all reasonable costs of convening the JPS and shall fund at its own expense the cost of external consultants, if needed, in performing any of the work or analyses contemplated under
         Article 26.1. TELKOM shall only be responsible for the costs of providing accommodations and transport for TELKOM staff attending a JPS.

26.1.5 The Parties shall produce minutes of the JPS meetings in which any substantive agreements shall be recorded as agreements of the Parties, as evidenced by signature of the minutes (or the applicable sections thereof) by the authorized representative of each Party.

26.1.6 At each JPS and subject to either or both Parties first reporting unresolved issues to the respective senior executives of each Party for consideration, TELKOM shall be entitled to make the final decisions on such matters as revision of the Deployment Plan and adjustments to the calculation of Installed Lines Procurements, after taking into account PARTNER's inputs concerning, among others, demand forecasts, market outlook and take-up of the capacity deployed.

26.2     Design Review Meeting or DRM

26.2.1 TELKOM and PARTNER shall conduct systematic, periodic and comprehensive Design Review Meetings ("DRM") on a quarterly basis at a DIVRE level throughout the term of this Agreement.

26.2.2 The first DRM shall be conducted within ten (10) Business Days after the first JPS or within such timeframe agreed at the first JPS. Thereafter, DRMs are intended to be held at the end of each Quarter with an agenda which looks forward to the contemplated activities of the following Quarter.

26.2.3 Before the first DRM, TELKOM and PARTNER jointly shall conduct at least the following activities:

         (a) survey the planned deployment Location/Site(s) to ensure the readiness of the Location/Site(s);

         (b) calculate Installed Line Procurements (reasonably equating to Subscriber Targets) required by Location and Site (BTS);

         (c) based on the Subscriber Targets, develop a detailed network design, agree and approve the detailed BoQ and the value of the detailed BoQ by Location and Site (BTS);

         (d)      develop a detailed resource plan;

         (e)      develop a detailed training plan; and

         (f)      update the Deployment Plan for the next Quarter if necessary.

26.2.4 At the first DRM, TELKOM and PARTNER jointly shall conduct and/or agree on at least the following activities:

         (a) check and update the calculation of Installed Line Procurements (reasonably equating to Subscriber Targets) by Location and Site (BTS);

         (b) based on the Subscriber Target, agree and approve the detailed Network design;

         (c) based on the Subscriber Target, agree and approve the detailed BoQ and the total value of the detailed BoQ by Location and Site (BTS);

         (d)      agree and approve the detailed resource plan;

         (e)      agree and approve the detailed training plan;

         (f) agree and approve adjustments, if any, to the Project Management Plan and the Implementation Schedule; and

         (g) agree and approve the updated Deployment Plan for the following Quarter if necessary.

26.2.5 Following the first DRM and after each subsequent DRM, upon agreement of the Parties on the relevant terms and conditions, TELKOM shall promptly issue Purchase Order(s) signed by the TELKOM Project Manager or other person authorized by TELKOM based on the results of the related DRM.

26.2.6 With respect to the quarterly DRM which coincides with a JPS each fiscal year, the DRM shall be convened immediately after the completion of such JPS, with an agenda which is designed not to repeat or duplicate JPS activities in such DRM, unless necessary.

26.2.7 Before each subsequent DRM, TELKOM and PARTNER jointly shall conduct and/or agree on at least the following activities:

         (a) survey the planned deployment Location/Site(s) to ensure the readiness of the Location/Site(s), to assess the demand;

         (b) update the Deployment Plan for that Quarter by calculating the Installed Line Procurement (reasonably equating to Subscriber Targets) required by Location and Site (BTS);

         (c)      based on the Subscriber Targets, develop a detailed

                  Network design, a detailed BoQ and the total value of the detailed BOQ by Location and Site (BTS);

         (d)      develop a detailed resource plan;

         (e)      develop a detailed training plan; and

         (f) assess market demand and update deployment plan for the following Quarter if necessary.

26.2.8 At each subsequent DRM, TELKOM and PARTNER jointly shall conduct and/or agree on at least the following activities for the following Quarter:

         (a) check and update the calculation of Installed Line Procurements (reasonably equating to Subscriber Targets) by Location and Site (BTS);

         (b) based on the Subscriber Target, agree and approve the detailed Network design;

         (c) based on the Subscriber Target, agree and approve the detailed BoQ and the total value of the detailed BoQ by Location and Site (BTS);

         (d)      agree and approve the detailed resource plan;

         (e)      agree and approve the detailed training plan;

         (f) agree and approve adjustments, if any, to the Project Management Plan and Implementation Schedule;

         (g) evaluate performance of the Project in the previous Quarter and revise implementation procedures to take account of failures or other unsatisfactory

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

                  performance;

         (h) agree and approve the updated Deployment Plan for the following Quarter if necessary; and

         (i) resolve issues referred to it by a monthly meeting or otherwise and agree on corrective actions.

26.2.9 PARTNER shall take responsibility for the organizational and administrative activities required to organize all DRMs. PARTNER shall be responsible for all reasonable costs of convening the DRM and shall fund at its own expense the analysis, if needed, contemplated under
         Article 26.2. TELKOM shall only be responsible for the costs of providing accommodations and transport for TELKOM staff attending a DRM.

26.2.10 The Parties shall produce minutes of each DRM in which any substantive agreements shall be recorded as agreements of the Parties, as evidenced by signature of the minutes (or the applicable section thereof) by the authorized representative of each Party.

26.2.11  The following additional agreements apply to the DRMs:

         (a) TELKOM and PARTNER jointly will design and calculate the exact BoQ to support the intended number of Subscriber Targets based on the design rules in Appendix 14 (Technical and Engineering Norms);

         (b) the design rules in Appendix 14 (Technical and Engineering Norms) are based on technical and engineering norms current at the date of this Agreement and may be adjusted by written agreement of the Parties during the planning process based on the evolution of the market to avoid any over or under-estimation of the equipment required;

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

         (c) in case there are any major issues that need urgent attention or cause any significant deviation from the original Deployment Plan, PARTNER shall bring it to the attention of TELKOM and, if mutually agreed, promptly convene a special DRM to address such issues;

         (d) if necessary, any activities mandated by a JPS meeting may be executed in conjunction with a DRM meeting;

         (e) in the event that terms of a particular Purchase Order are inconsistent with agreements reached in a DRM, the Parties shall review and if necessary amend any mistakes or discrepancies in the Purchase Order or BoQ;

         (f) At each DRM, decisions on such matters as revision of the Deployment Plan and calculation of Installed Line Procurements shall be mutually agreed by the Parties after taking into account all inputs of both Parties concerning, among others, demand forecasts, market outlook, equipment production capacity, and take up of the capacity deployed; and

         (g) TELKOM and PARTNER agree that the Deployment Plan for the following Quarter for a particular Location shall be calculated based on Installed Line Procurements that realistically can be provisioned within a period of a

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

                  minimum of three (3) years if new common equipment is deployed, and a minimum of one (1) year for each module such as racks, sub-racks and cards.

         Notwithstanding anything to the contrary in this Agreement, a Purchase Order shall only be issued if the terms and conditions of the Purchase Order are agreed in writing, either at the relevant DRM or subsequently, by the authorized person of each Party, as notified to each Party from time to time in accordance with Article 20.3. If the Parties cannot reach agreement at a DRM on matters such as the terms of a particular Purchase Order or other critical issue, the matter shall first be referred to senior management of each Party for resolution, failing which the provisions of Article 16 shall apply.

26.3     Monthly Meetings

26.3.1 PARTNER through its authorized representatives shall conduct monthly meetings with the relevant TELKOM staff in the Location to be developed to ensure smooth execution of Project operations and to raise and discuss issues in a timely manner.

26.3.2 The first of these meetings will be conducted at a time to be mutually determined after the first DRM has been conducted. Thereafter, these meetings shall be held on a monthly basis throughout the term of this Agreement.

26.3.3 At each monthly meeting, PARTNER shall be responsible for at least the following activities: preparation of progress reports from site managers, site supervisors, and other staff to the TELKOM Project Manager or his authorized representative, updates on any relevant developments, and discussion of any problems or

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

         unresolved issues arising in the previous month.

26.3.4 Monthly meetings may be held anywhere at such times and places as mutually convenient to the Parties.

26.4     Representation at JPS, DRM and Monthly Meetings

26.4.1 TELKOM and PARTNER shall notify each other from time to time regarding their appointments (and any changes to such appointments) of authorized representatives who have authority to execute or make agreements in any JPS and/or DRM and/or monthly meeting on their behalf.

26.4.2 Agreements of the Parties reached at a JPS and/or DRM and/or monthly meeting shall be signed by authorized representatives of each of the Parties as notified to each other from time to time.

ARTICLE 27. INSTALLED LINE PROCUREMENTS

27.1 The planned number of lines to be installed in each Quarter (the "Base Line") as set out in Appendix 7 (Deployment Plan) shall be used as a fixed number from which to calculate the amount by which planned Installed Line Procurements can be adjusted from time to time at a DRM or JPS in accordance with the flexible procurement methodology contemplated in this Article 27.

27.2 Based on the Deployment Plan for the following Quarter, the calculation of Installed Line Procurements contemplated in the following Quarter will be adjusted in accordance with the following formula:

         Installed Line Procurements = Base Line x (1+ Percentage Index)

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

27.3 The Percentage Index shall be 0% for the first Quarter. For subsequent Quarters, TELKOM may at its sole discretion vary the Percentage Index by a maximum of 15%, up or down, from the Percentage Index adopted for the previous Quarter, i.e., the Percentage Index = Percentage Index for the previous Quarter +/- 15%, provided that over the term of this Agreement, the minimum Installed Line Procurements shall be 60% of the total cumulative Base Line.

27.4 The Parties may also agree to change the Percentage Index by more than 15% for a particular Quarter, provided that for purposes of calculating the applicable maximum limits of the Percentage Index for the following Quarter, the Percentage Index for the previous Quarter will be deemed to have been varied by a maximum of 15% only, and the Percentage Index for the following Quarter calculated from that limit rather than from the actual Percentage Index of the previous Quarter in which the applicable maximum limits were exceeded.

27.5     For the avoidance of doubt, once the commitment volumes set forth in
         Article 27.3 have been reached, TELKOM shall have no further commitment to increase the Installed Line Procurements.

ARTICLE 28. PURCHASE ORDERS AND PROCEDURES

28.1 PARTNER shall deliver all Deliverables to TELKOM in response to Purchase Orders issued by TELKOM from time to time, generally on a quarterly basis in conjunction with a DRM.

28.2 TELKOM through the TELKOM Project Manager (preferably) or other authorized TELKOM representative and/or authorized BOT representatives agreed by the Parties (for particular geographical areas as notified in writing by TELKOM from time to time) will issue Purchase Orders based on deployment at a particular DIVRE level.

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

28.3 A Purchase Order will be valid only if it is: (a) made in writing in the form set out in Appendix 12 (Purchase Orders), and (b) signed by the TELKOM Project Manager or his designated representative, and (c) accompanied by the written undertaking which complies with Article 32.10(b).

         Each Purchase Order shall include necessary and appropriate attachments to clearly describe:

28.3.1   Subscriber Target numbers defined per Location and Site (BTS);

28.3.2   Value of Purchase Order defined per Location and Site (BTS);

28.3.3   Local Content items and value;

28.3.4   Project Locations/Site;

28.3.5   Detailed Network Design;

28.3.6   Detailed BoQ; and

28.3.7 The overall Implementation Schedule and the breakdown for each Location.

28.4 The Subscriber Target for a Purchase Order shall be the Installed Line Procurement for the DIVRE/Location for the relevant Quarter based on the Deployment Plan as updated and determined at the related DRM.

28.5 The Subscriber Recorder is TELKOM's database system in the NSS/MSC in the related DIVRE.

28.6 Within five (5) Business Days from receipt of a Purchase Order, PARTNER through its authorized representative shall either:

28.6.1 accept the Purchase Order by countersigning on the space provided on the Purchase Order or a copy thereof and returning the same to TELKOM by way of facsimile, followed by mail or hand delivery or by courier.

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

         Countersigning of the Purchase Order by authorized representatives of PARTNER shall be deemed to constitute acceptance of the Purchase Order without conditions by PARTNER and any terms and conditions accompanying such acceptance shall be null and void; or

28.6.2 notify TELKOM by way of facsimile, followed by mail or hand delivery or by courier that the Purchase Order has not been accepted.

         PARTNER shall be entitled to refuse to accept a Purchase Order if: (a) the Purchase Order is incomplete or does not have the required attachments; or (b) the Purchase Order does not reflect the written decision of the relevant DRM pursuant to Article 26.2.11.

28.7 TELKOM shall not be legally bound to purchase more than its minimum obligations under this Agreement, based on the maximum reduction to the Installed Line Procurements allowable under Article 27.

28.8 TELKOM may issue one or more new Purchase Orders as appropriate in conjunction with a DRM relating to the Installed Line Procurement requirements for the following Quarter.

28.9 TELKOM may issue one or more new Purchase Orders for general services or combine them with Purchase Orders for Installed Line Procurement with a separate breakdown for the general services component.

28.10 The T-21 Program includes elements which may be covered by Build Operate and Transfer ("BOT") arrangements between TELKOM and other local entities (each an "Investor"). The procurement volumes under these BOT arrangements are included within the overall T-21 procurement volumes and are to be planned as part of the JPS and DRM meetings, but will not be

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

         paid in accordance with the PAYG payment method set forth in Article 32, but shall be paid 100% on Commissioning unless otherwise agreed with an Investor. An Investor shall: (a) provide PARTNER evidence of its bona fides as a financially sound company of good reputation; and
         (b) enter into a separate agreement with PARTNER on terms and conditions acceptable to PARTNER.

28.11 The Purchase Orders may be issued by one or more Investors directly and, if accepted by PARTNER, shall constitute separate contract(s) between PARTNER and the Investor for the equipment and services to be supplied. TELKOM shall provide PARTNER with a list of authorised representatives of the Investors for each region who can issue such Purchase Orders.

28.12 The Parties shall exercise their reasonable efforts to ensure that the maximum prices of the equipment and services and other commercial terms of these BOT arrangements shall be as provided in Chapter 2 of this Agreement, but the actual prices shall be subject to negotiation to the extent of the interest or other savings achieved by virtue of payment on Commissioning, or as otherwise agreed, rather than by the PAYG payment method. Title in the equipment shall be transferred upon full payment by the Investor (to eventually be transferred to TELKOM at the end of the BOT arrangement by virtue of the agreement between TELKOM and the Investor) except that title to the software shall not pass at any time. Payment guarantee will be made by Investor pursuant to one of the following payment mechanisms: (i) payment to an escrow account at a bank in Indonesia with terms and conditions acceptable to PARTNER; (ii) opening of an L/C issued by a bank in Indonesia with terms and conditions acceptable to PARTNER; or (iii) issuance of a bank guarantee from a bank in Indonesia with terms and conditions acceptable to PARTNER.

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

28.13 A three year Service Level Agreement in form and substance as set forth in Appendix 20 (Service Level Agreement) shall apply to the equipment procured under the BOT arrangement upon Commissioning. The equipment will be operated by TELKOM on behalf of the Investor during the term of the BOT arrangement pursuant to a separate agreement and TELKOM shall work together with PARTNER as if the BOT equipment were part of TELKOM's network.

28.14 The substance of Chapters 1 and 5 of this Agreement, appropriately adjusted to the circumstances, shall be included in the contract between PARTNER and the Investor, unless otherwise agreed.

ARTICLE 29. PERFORMANCE BOND

29.1 As security for the performance of the work to be undertaken by PARTNER for Package 1 (Module 1) of the T-21 Program, within ten (10) Business Days following TELKOM's issuance and PARTNER's acceptance of the first Purchase Order, PARTNER shall deliver to TELKOM a performance bond in favor of TELKOM in the amount of 5% of the total value of the first Purchase Order, in form and substance as appears in Appendix 25 (Performance Bond). The Parties agree that it is a condition precedent to the first Purchase Order and any subsequent Purchase Orders becoming a binding contract between the Parties that the Performance Bond covering the work to be performed under the relevant Purchase Order(s) is in full force and effect.

29.2 As each new Purchase Order following the first Purchase Order is issued and accepted, the value of the then existing Performance Bond shall be adjusted to reflect the aggregate value of: (i) 5% of the total value of that Purchase Order; plus (ii) 5% of the total value of that

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

         portion of the previous Purchase Order(s) relating to Deliverables not yet Commissioned as of that date. This process of adjustment may only be made at the end of each Quarter at the relevant DRM so as to ensure that as each new Purchase Order is issued and accepted, PARTNER will adjust the value of the Performance Bond to the appropriate level, taking into account the value of all Deliverables not yet Commissioned at that time under the relevant Purchase Orders (new or prior). PARTNER shall maintain the Performance Bond at the appropriate value levels for a period terminating on a date which is six (6) months from the first to occur of the issuance of the first Integrated System Acceptance Test Certificate by TELKOM pursuant to this Agreement or commercial deployment of any of the Deliverables.

ARTICLE 30. TERMINATION OF PURCHASE ORDERS

30.1 A Purchase Order may be terminated by TELKOM in whole or in part and from time to time, by TELKOM acting reasonably under the circumstances. TELKOM shall deliver to PARTNER a written notice, the "Notice of P.O. Termination", signed by authorized signatories of TELKOM, specifying the reasons for its action, the extent to which performance of work under the Purchase Order is terminated and the date (which shall be not less than five (5) Business Days from the date of Notice of P.O. Termination) upon which such termination becomes effective.

30.2 On receipt of such a Notice of P.O. Termination, unless otherwise directed by TELKOM in the notice, PARTNER shall:

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

30.2.1 stop work under the Purchase Order on the date and to the extent specified in the Notice of P.O. Termination (except to the extent reasonably required by considerations of security or safety);

30.2.2 place no further orders or contracts for materials, services, or facilities except as may be necessary for completion of any portion of the work under the Purchase Order which is not terminated;

30.2.3 use reasonable efforts to terminate all orders and contracts to the extent that they relate to the performance of work terminated by the Notice of P.O. Termination;

30.2.4 subject to payment by TELKOM in accordance with Article 30.3, as reasonably requested assign to TELKOM (where possible under the orders and contracts), in the manner, at the time and to the extent directed by TELKOM, PARTNER's rights, title and interest under the orders and contracts so terminated;

30.2.5 use reasonable efforts to mitigate any damages caused by the termination of the Purchase Order and settle outstanding liabilities and claims arising out of such termination of orders and contracts, with TELKOM's approval or ratification to the extent they may require, which approval or ratification shall be final for all the purposes of this Article 30;

30.2.6 subject to payment by TELKOM in accordance with Article 30.3 and as reasonably requested by TELKOM, (i) transfer title and deliver to TELKOM in the manner, at the time, and to the

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

         extent (if any) directed by TELKOM the fabricated or unfabricated parts, work in progress, completed work, supplies, and other material produced as part of, or acquired in connection with the performance of the work terminated by the Notice of P.O. Termination, and (ii) deliver to TELKOM the completed or partially completed plans, drawings, information and other property which, if the Purchase Order had been completed, would have been required to be furnished to TELKOM;

30.2.7 complete performance of such part of the Scope of Work as may not have been terminated by the Notice of P.O. Termination; and

30.2.8 take such action as may be necessary, or which TELKOM may direct, for the protection and preservation of the property related to the Purchase Order which is in PARTNER's possession and in which TELKOM has or may acquire an interest, provided that if it complies with TELKOM's directions, PARTNER shall have no liability to TELKOM for loss or damage to such property.

30.3 After reception of a Notice of P.O. Termination PARTNER shall submit to TELKOM a written termination claim. Such claim shall be submitted promptly, but in no event later than ninety (90) calendar days from the Notice of P.O. Termination. Payment of claimed amounts under such termination claim agreed by TELKOM to be payable in accordance with performance by PARTNER of its obligations under Article 30.2, shall be payable to PARTNER pursuant to issuance of a special Purchase Order and payment within twenty-one (21) Business Days of approval by TELKOM (such approval not to be unreasonably withheld or delayed) of

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

         the claim. For the avoidance of doubt, for purposes of TELKOM's payment obligations under this Article 30, any Deliverables related to a Purchase Order for which Notice of P.O. Termination has been given shall be inspected and checked to the satisfaction of TELKOM, which inspection shall be deemed to constitute Commissioning. In such event the Subscriber Target for the terminated portion of the Deliverables will be adjusted to zero and the value of that portion of the Purchase Order terminated shall not be taken into account for the purposes of
         Article 32.2.

30.4 In the settlement of any such partial or total termination claim, TELKOM's payment to PARTNER shall be limited to the following:

30.4.1   the price for completed work, based on Appendix 4 (Price Schedule);

30.4.2 a fair and reasonable sum in respect of partially completed work prorated where practicable based on Appendix 4 (Price Schedule);

30.4.3 the cost of supplies and materials reasonably and necessarily purchased in respect of the terminated portion of the Purchase Order, but not incorporated into completed or partially completed work;

30.4.4 the cost of settling and paying claims arising out of the termination of the work under contracts and orders, as provided above, which are properly chargeable to the terminated portion of the Purchase Order;

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

30.4.5 the reasonable costs of accounting, legal and clerical expenses reasonably necessary for the preparation of settlement claims and supporting data with respect to the terminated portion of the Purchase Order and for the termination and settlement of contracts thereunder, together with reasonable storage, transportation, and other costs incurred in connection with the protection or disposal of property allocable to the Purchase Order.

30.5 Notwithstanding the above, the total payment to PARTNER pursuant to this Article 30, taken together with any other payment, shall not exceed the value applicable to the work or to part therefore so terminated. TELKOM shall not be responsible for any costs or charges beyond those costs which have been claimed and validated in accordance with Article 30.4. TELKOM shall not be liable to PARTNER in the event of such termination for any loss of profit or consequential damages whatsoever.

30.6 In arriving at the amount due to PARTNER under this Article 30, there shall be deducted from all monies paid or due to be paid to PARTNER, any amounts then due and owing by PARTNER to TELKOM and the agreed price for or the proceeds of sale of any materials, supplies or other things acquired by PARTNER or sold, pursuant to the provisions of this Article, and not otherwise recovered by or credited to TELKOM. If this results in PARTNER having a net liability towards TELKOM, such sum shall be payable by PARTNER to TELKOM within thirty (30) calendar days after written demand.

30.7 For a period of one (1) year after final settlement under the Purchase Order, PARTNER shall preserve and make available to TELKOM at all reasonable times at PARTNER's premises, but without charge to TELKOM, all books, records and documents bearing on

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

         costs and expenses under the Purchase Order relating to the work terminated under this Article 30.

ARTICLE 31. TERMS OF PAYMENT

31.1 Payments by TELKOM shall be made to PARTNER in accordance with the terms of this Agreement. The Parties contemplate that TELKOM will pay for equipment procured pursuant to this Agreement in three instalments: upon delivery, following Commissioning as evidenced by issuance of the respective Integrated System Acceptance Test Certificate, followed by payment during the PAYG Period, in accordance with the terms and conditions of this Article 31.

31.2 TELKOM will pay 10% of the value of a particular Purchase Order upon delivery of the Deliverables (and equipment related services but not including general services for operation and maintenance, spare parts, software upgrades, Documentation and training) to the Location specified in the Purchase Order. This amount shall be due and payable upon delivery to TELKOM of an invoice for the relevant sum, accompanied by the following documents, or such additional documents as may reasonably be required by TELKOM:

31.2.1   Invoice covering letter;

31.2.2 Original shipping documents (bill of lading or A/W bill) for imported equipment;

31.2.3   Packing list for equipment;

31.2.4   Detailed BoQ and the value of the detailed BoQ by Location and Site;

31.2.5 Tax invoice (Faktur Pajak") and tax payment slip (SSP) ("Surat Setoran Pajak");

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31.2.6   Original Goods Delivery Certificate ("Berita Acara Barang Tiba") issued by TELKOM for equipment; and

31.2.7   Simple receipt ("Kuitansi");

31.2.8 Insurance documentation (consisting of a copy of the relevant policy and a statement letter from PARTNER confirming that the Deliverables referred to in the relevant invoice are covered by said policy).

31.3 TELKOM will pay 15% of the proportionate value of a particular Purchase Order upon successful Commissioning of all or part of the Deliverables in a particular Purchase Order as evidenced by TELKOM's issuance of the related Integrated System Acceptance Test Certificate or Partial Integrated System Acceptance Test Certificate, or commercial deployment of any of the Deliverables, whichever is earlier. This amount shall be due and payable upon delivery to TELKOM of an invoice for the relevant sum, accompanied by the following documents, or such additional documents as may reasonably be required by TELKOM:

31.3.1   Invoice covering letter;

31.3.2   Detailed BoQ and the value of the detailed BoQ by Location and Site;

31.3.3   As-built drawings (as then available);

31.3.4 Original Integrated System Acceptance Test Certificate and/or Partial Integrated System Acceptance Test Certificate, certified by TELKOM;

31.3.5 Tax invoice ("Faktur Pajak") and tax payment slip (SSP) ("Surat Setoran Pajak"); and

31.3.6   Simple receipt ("Kuitansi");

31.3.7 Insurance documentation (consisting of a copy of the relevant policy and a statement letter from PARTNER confirming that the Deliverables referred to in the relevant invoice are covered by said policy).

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31.4     The remaining value of each Purchase Order, constituting 75% of the total value of a particular Purchase Order (the "PAYG Value"), shall be invoiced (a "PAYG Value Invoice") only upon issuance of the associated Integrated System Acceptance Test Certificate(s) (and not Partial Integrated System Acceptance Test Certificates) or any issuance pursuant to Article 55.8.9, whichever is earlier, and shall be payable in accordance with the provisions of Article 32. PAYG Value Invoices shall be accompanied by the following documents, or such additional documents as may reasonably be required by TELKOM:

31.4.1   Invoice covering letter;

31.4.2   Simple receipt ("Kuitansi");

31.4.3 Copy of Integrated System Acceptance Test Certificate(s) certified by TELKOM; and

31.4.4   A worksheet showing the PAYG Value of the Purchase Order.

31.5 To request quarterly payments during the PAYG Payment Period under PAYG Value Invoices issued in accordance with the provisions of Article 32, PARTNER shall deliver to TELKOM a "PAYG payment request" in form and substance as shall be agreed between the Parties, each such request to be accompanied by a tax invoice ("Faktur Pajak") and tax payment slip
         (SSP) ("Surat Setoran Pajak") and shall include at least the following data:

         (a) the total additional number of T-21 Program CDMA subscribers in the relevant DIVRE at the end of the Quarter;

         (b) the total Subscriber Target number attributable to the Deliverables that have been Commissioned in the relevant DIVRE in the Quarter;

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         (c)      the total PAYG Value of all Deliverables that have been
                  Commissioned in the Quarter; and

         (d) the requested quarterly payment calculated in accordance with the provisions of Article 32.

ARTICLE 32. PAYG PAYMENTS

32.1 For the purposes of implementing the Pay As You Grow (PAYG) concept contemplated in the T-21 Program, all Purchase Orders relating to all or any part of the Deliverables components that have been Commissioned (excluding those in relation to general services for operation and maintenance, spare parts, software upgrades, Documentation and training) in the same Quarter shall be grouped together on a DIVRE level basis, provided also that a group of Purchase Orders may be segmented by types of Deliverables and scope of services, if necessary. For the purposes of administration, each Purchase Order shall at the end of the relevant Quarter be treated as if comprised of two parts as appropriate, one part comprising all Commissioned Deliverables and one part comprising the Deliverables not yet Commissioned.

32.2 Subject to the provisions of Article 32, PAYG payments for that part of each Purchase Order comprising Commissioned Deliverables shall become due at the end of each Quarter based on the net increase in subscribers in the DIVRE at the end of each Quarter as stated in the Subscriber Recorder. The initial calculation of PAYG payments in the case where there are no outstanding Purchase Orders will be as follows:

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

Total number of T-21 Program CDMA subscribers in
that DIVRE at the end of that Quarter minus the
total number of T-21 Program CDMA subscribers
in that DIVRE at the end of previous Quarter              Total PAYG Value of
------------------------------------------------    X     all Deliverables
Total Subscriber Target number attributable to            Commissioned in that Quarter
the Deliverables that have been Commissioned
in that DIVRE in that Quarter


         The detailed methodology to calculate PAYG payments under various circumstances is provided in Appendix 11.

32.3 Where only part of the equipment (e.g., a BTS or card) in a Location/Site referred to in a Purchase Order has been Commissioned,
         (i) the Subscriber Target shall be based on the Commissioned BTS or cards; and (ii) the PAYG Value attributable to that Deliverables shall be based on the value of said Commissioned BTS or cards including the associated software and components.

32.4 The PAYG Value of Deliverables such as BSC, PDN, and other equipment in relation to a particular Purchase Order containing such equipment shall be calculated at the end of the relevant Quarter by using the total value of such Deliverables Commissioned in that Quarter multiplied, by the ratio of the Subscriber Target of all BTS Commissioned in that Quarter divided by the total Subscriber Target of all BTS in the related Purchase Order.

32.5 Purchase Orders signed by TELKOM will be paid off sequentially commencing with the earliest in time. Non-Commissioned Deliverables in a Purchase Order issued in a particular Quarter will be carried forward into the Purchase Order(s) aggregated in the following Quarter, until Commissioned,

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         and if Commissioned in that Quarter, will be accounted for in the calculation of the PAYG payment in that Quarter. To facilitate this calculation, the particular Purchase Order from which non-Commissioned Deliverables have been carried forward into the following Quarter shall be deemed amended by mutual agreement of the Parties by way of inclusion of such non-Commissioned Deliverables in a subsequent Purchase Order issued in that following Quarter. Thereafter, without further action of the Parties, such Purchase Order previously comprised of both Commissioned and non-Commissioned Deliverables shall be deemed to be comprised only of Commissioned Deliverables and, as such, shall become payable under the PAYG payment mechanism set out in this Article 32.

32.6 The net subscriber increase within the second and/or following Quarter will be counted first towards the cumulative subscribers related to the Deliverables Commissioned in the first Quarter to the extent such portion of such Purchase Order relating to the Deliverables Commissioned in the relevant Quarter have not been paid fully, and then towards the cumulative subscribers related to the Deliverables Commissioned in the second and/or following Quarter.

32.7 If there is a decrease in the number of subscribers due to churn or other reasons in the following Quarter, then no PAYG payments shall be due until the current number of subscribers has exceeded the number of subscribers at the time the last PAYG payment became due.

32.8 If the PAYG Value of a Purchase Order has not been paid by the end of its

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         PAYG Payment Period, the remaining unpaid amount shall be due upon delivery to TELKOM of a PAYG payment request, for that amount.

32.9 In order to calculate the PAYG Value applicable to each Quarter, TELKOM shall within ten (10) Business Days of the end of each Quarter, provide to PARTNER the net number of new subscribers added and the total number of subscribers per DIVRE as recorded by the Subscriber Recorder. PARTNER shall within ten (10) Business Days of receipt of the Subscriber Recorder numbers, submit to TELKOM a calculation showing the PAYG payments due by DIVRE and Purchase Order number (or amended Purchase Order number) for that Quarter.

32.10 As security for its obligation to pay PARTNER the PAYG Value of a particular PAYG Value Invoice issued from time to time. TELKOM shall procure the issuance of a separate bank guarantee(s) in connection with each of such invoices as provided in Article 32.10(b). The Parties have agreed the following in connection with issuance of such bank guarantees:

         (a) it is agreed that the security to be provided by TELKOM in the form of a bank guarantee is not intended to secure quarterly PAYG Value payments owed to PARTNER, but rather any PAYG
                  Value payments still outstanding at the end of the relevant PAYG Payment Period;

         (b) each time TELKOM issues a Purchase Order, it shall submit a written statement addressed to PARTNER in the form of an undertaking to the effect that at the end of the relevant Quarter in which any Deliverables under that

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                  Purchase Order are Commissioned, TELKOM will ensure the prompt issuance following the end of the relevant Quarter of a bank guarantee in accordance with this Article 32.10 for the aggregate amount of the PAYG Value of all Deliverables Commissioned in that Quarter;

         (c) each bank guarantee accompanying each PAYG Value Invoice issued pursuant to this Article 32 shall:

                  (i) be denominated in the currency in which TELKOM's payment obligation is denominated;


                  (ii)     be issued by a bank acceptable to PARTNER; and

                  (iii) be valid for at least sixty (60) days after the end of the relevant PAYG Period; and

                  (iv) be issued in form and substance and on terms and conditions acceptable to PARTNER, substantially in the form of Appendix 27 (Bank Guarantee), provided that in all events each bank guarantee shall provide a covenant that the PARTNER shall not demand payment under that bank guarantee until at least thirty (30) days have elapsed after the end of the relevant PAYG Payment Period applicable to the Deliverables Commissioned in the respective PAYG Value Invoice covered by that bank guarantee;

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         (d)      all bank charges and fees arising in connection with the
                  issuance and maintenance of any bank guarantee under this
                  Article 32.10 shall be borne by PARTNER, and PARTNER shall pay the required amounts directly to the bank on behalf of TELKOM upon instructions of TELKOM or the bank, as the case may be; and

         (e) as each quarterly payment of a PAYG Value Invoice is made, the Parties agree to co-operate with the relevant bank to adjust the value of the corresponding bank guarantee accordingly, in accordance with the procedures of the bank issuing the bank guarantee.

ARTICLE 33. GENERAL SERVICES PAYMENTS

33.1 General services for training provided under this Agreement are not under the PAYG payment scheme set out in Article 32 and shall be invoiced by PARTNER supported by a copy of the Training Acceptance Certificate issued by TELKOM after the services have been completed. General services invoices for training shall be payable by TELKOM thirty (30) days after the date the invoice is received by TELKOM.

33.2 All general services for Documentation to be provided by PARTNER under this Agreement shall be invoiced by PARTNER supported by a copy of a Documentation Acceptance Certificate issued by TELKOM and shall be paid 25% on delivery and the remaining 75% shall be paid in accordance with the PAYG payment scheme set out in Article 32, by adding the amount due to the Contract Value of the group of Purchase Orders for Deliverables Commissioned in the relevant Quarter and paid in accordance with the PAYG Payment Period for that group of Purchase Orders.

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 33.3    Payments for operation and maintenance, spare parts, software updates and upgrades shall be made and paid in accordance with the terms of the applicable Service Level Agreement.

ARTICLE 34. INVOICING

34.1 Payments by TELKOM shall be made to PARTNER based on the issuance and delivering of invoices to TELKOM. PARTNER at its option may issue invoices in the name of PARTNER for Deliverables procured outside of Indonesia and/or by the Indonesian office of PARTNER for Deliverables and services procured in Indonesia.

34.2 All invoices shall be submitted in triplicate, shall be sent by courier and shall be accompanied by the relevant documentation listed in
         Article 31 showing the acknowledgement by TELKOM or its agent of the relevant equipment or services delivered and/or such other supporting documents as may be required by TELKOM. All invoices shall be addressed to:

         PT Telekomunikasi Indonesia Tbk.
         Head of Fixed Wireless Division (as Project Manager)
         Jalan Kebon Sirih, Kav. 12
         Jakarta
         Indonesia

34.3 TELKOM shall have (a) fifteen (15) Business Days from receipt of an invoice to dispute the amounts due by notice in writing or (b) thirty
         (30) calendar days to pay PARTNER unless otherwise agreed in this Agreement. If TELKOM disputes the invoice, PARTNER shall have five (5) Business Days to reissue a further invoice and the provisions of sub-paragraph (a) and (b) shall again apply.

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34.4     TELKOM shall pay interest at the rate of 6% per annum, on any undisputed payment due and unpaid for a period of three (3) months, up to a maximum of 5% of the undisputed and unpaid portion of the Contract Value referenced in the applicable Purchase Order, commencing from the end of such 3-month period.

ARTICLE 35. FINANCING

35.1 Notwithstanding anything to the contrary in this Agreement, the Parties agree that PARTNER is not arranging for financing of TELKOM's payment obligations under this Agreement in respect of the Installed Line Procurements as provided in Chapter 3. In the event such procurement is exceeded and as reasonably requested by TELKOM, the Parties agree to meet to discuss mutually acceptable terms and conditions for financing of such additional procurements.

ARTICLE 36. CHANGE REQUEST PROCEDURES

36.1 During implementation of the Scope of Work, a Party may request at any time that a change be made to (without limitation) the Deliverables, Purchase Orders, the Installed Line Procurements, the Implementation Schedule, the Deployment Plan or other Appendix to this Agreement, as the case may be. Such request shall be made in the form of a "Change Request" and must be in writing.

36.2 The Change Request form shall be completed by the requesting party in accordance with Appendix 18 (Change Request);

36.3 Within ten (10) Business Days after receipt of a Change Request, or within such other period as may be agreed, PARTNER will evaluate the Change Request and provide a full written quotation or cost reduction estimate

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         specifying the form that the proposed amendment will take and detailing the cost impact and effect on the works, including the Implementation Schedule.

36.4 In the event that the Change Request is processed and agreed in the required form, the relevant Deliverables, Purchase Order(s), Installed Line Procurements, Implementation Schedule, Deployment Plan or other Appendix to this Agreement, as the case may be, shall be deemed amended accordingly.

36.5 In the event that the Change Request cannot be agreed, there shall be notification of the reasons in writing within ten (10) Business Days of receiving the Change Request. Otherwise, when the Parties agree to implement the Change Request, the details of such change shall be specified and agreed in writing.

36.6 At the same time as giving the Change Request, the requesting Party shall provide the other Party such information as may reasonably be required to assess the impact of the Change Request on the overall Scope of Work. If there is a reasonable possibility that there will need to be a material amount of time and effort spent in dealing with a Change Request, additional payment or payment reduction, as appropriate, for that time and effort may be negotiated, but compensation for any work to deal with the Change Request shall be contingent on prior written agreement between TELKOM and PARTNER.

36.7 PARTNER shall make such changes and implement the Change Request only upon execution by the Parties of a written document specifying the agreed changes, the scope of the changes, the adjustments to the Implementation Schedule, if any, the additional costs or reduction of costs, if any.

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36.8     Where immaterial changes in the overall size, scope or functionality of the Deliverables or to the Scope of Work or Technical Specifications result in an amendment of a Purchase Order and/or this Agreement, such changes will not affect the Contract Value or the Implementation Schedule. The cost of any minor amendments or variations or amendments required by reason of any defect or deficiency in any design or Documentation or any Deliverables made or provided by PARTNER shall be borne solely by PARTNER.

36.9 In the event TELKOM and PARTNER cannot reach agreement on the scope and impact of a Change Request, the matter shall first be referred to the respective managements of both TELKOM and PARTNER, and failing agreement, the provisions of Article 16 shall apply.

36.10 Only the designated TELKOM and PARTNER Project Managers or representatives authorized by them in writing shall be authorized to sign a Change Request.

ARTICLE 37. RELOCATION OF EQUIPMENT

37.1 Following discussion between the Parties of costs and benefits, TELKOM may decide to re-locate equipment within a DIVRE if it decides that initial demand projections or forecast in a given Location were not accurate and the equipment to be procured pursuant to a Purchase Order is not likely to generate the revenue that was expected.

37.2 Upon written request of TELKOM, PARTNER shall assist with and supervise such relocation including redesigning the Network and conducting

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         all appropriate tests to put the redeployed equipment into service.

37.3 PARTNER shall bear the costs for the relocation of modular equipment such as sub-racks and cards which the Parties have agreed do not entail substantial costs. In all other cases, TELKOM and PARTNER shall conduct a cost benefit analysis prior to any relocation. All reasonable costs and risk of loss associated with the relocation of all other equipment shall be borne by TELKOM. Any relocation of equipment conducted by TELKOM shall be supervised by PARTNER. PARTNER shall bear the costs of providing the supervision service, provided that the Service Level Agreement is in force. TELKOM shall bear the costs of any additional equipment required.

ARTICLE 38. DETAILS OF PARTNER's BANK ACCOUNTS

38.1 Details of PARTNER's bank accounts into which all payments from TELKOM shall be paid into are set out below:

         For invoices raised by Motorola Inc.:

         Citibank N.Y.
         Account of Motorola Inc.
         Account No. 3849 - 2274
         Routing: 021000089

         For invoices raised by the Indonesian office of Motorola Inc.:

         Citibank N.A.
         USD A/C   :   0-104015-522
         IDR A/C   :   0-104015-018

                                   CHAPTER 4.
                         PROJECT ORGANIZATIONAL MATTERS

ARTICLE 39. LOCAL INDONESIAN ENTITIES, SUBCONTRACTORS, SUPPLIERS

39.1 PARTNER shall enter into contractual relationships with one or more Local Indonesian Entities and local subcontractor/suppliers as required to

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         meet its Local Content obligations under this Agreement.

39.2 PARTNER shall be the leading technology supplier for the Project, although it is understood and accepted by TELKOM that wherever in this Agreement there is reference to the PARTNER taking responsibility for the manufacture of any equipment, or PARTNER manufacturing the equipment, or PARTNER being the radio network manufacturer, that the equipment may actually be manufactured by an affiliate of PARTNER (such as Motorola Ltd. or Motorola China Electronics Ltd.).

39.3 All substitutions, replacements or other changes to PARTNER's planned usage of local subcontractors, suppliers and other Local Indonesian Entities as set out in Appendix 1 must be submitted to and approved by TELKOM in writing (such consent not to be unreasonably withheld) before being implemented.

ARTICLE 40. ASSIGNMENT AND SUBCONTRACTING

40.1 PARTNER shall not, without the prior written consent of TELKOM (which consent shall not be unreasonably withheld or delayed), transfer its obligations under this Agreement. Notwithstanding this agreement of the Parties, TELKOM hereby agrees that PARTNER may assign or sub-contract the in-country services portion of this Agreement to its subsidiary, PT Motorola Indonesia, but only to the extent that such assignment or sub-contracting (i) does not prejudice PARTNER's Local Content obligations under this Agreement, (ii) does not relieve PARTNER of responsibility under this Agreement, and (iii) does not encumber any of the moneys due or becoming due under this Agrement. The Parties agree that TELKOM shall not be required to give its consent to any encumbrance (for the avoidance of doubt, the Parties agree that the bank guarantee issued in accordance with Article 32.10 shall not be deemed a form of encumbrance) of money due or

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         becoming due under this Agreement if by reason or consequence of such consent the assignee shall have direct or indirect recourse to TELKOM. TELKOM reserves the right to assign this Agreement, without prior approval of PARTNER to an Investor, as contemplated in Articles
         28.10 - 28.14 provided the Investor gives PARTNER satisfactory payment assurances under Article 28.12 of this Agreement.

40.2 TELKOM reserves the right to assign this Agreement, with the prior written consent of PARTNER (such consent not to be unreasonably withheld or delayed), to any of TELKOM's subsidiaries or related companies, provided the subsidiaries or related companies provide satisfactory payment assurances.

40.3 A schedule of each proposed sub-contractor and the part of the Scope of Work proposed to be performed by such sub-contractor is attached in Appendix 1. In case of any plan to change and/or to add a sub-contractor, PARTNER shall notify TELKOM in writing immediately before the proposed sub-contractor is appointed. TELKOM shall advise within ten (10) Business Days if it has substantive objections to the appointment of any of such proposed sub-contractors and/or the work they were intended to do, and PARTNER shall take such objections into account so as to meet with TELKOM's approval.

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40.4     The use of sub-contractors shall in no way relieve PARTNER from its responsibility to deliver the Deliverables to TELKOM (in particular to ensure that any Deliverables comply with all requirements of this Agreement) or to perform necessary tasks such as project management related to this responsibility in accordance with this Agreement.

40.5 PARTNER shall ensure that the addition or removal of any sub-contractors shall not impact the agreed Contract Value or implementation of the Scope of Work.

ARTICLE 41. INVOLVEMENT OF LOCAL ENTITIES

41.1 PARTNER shall use all reasonable efforts to maximize involvement of entities in Indonesia in its provision of Deliverables, the objective being to maximize financial benefits as well as transfer of knowledge and learning in Indonesia and thereby reduce TELKOM's exposure to foreign exchange risk. In this connection, "all reasonable efforts" will be defined by reference to a minimum threshold level of local Indonesian involvement in executing the Project, comprising a percentage of the total contract value of the Project, which is a minimum of 20% of the Contract Value (quoted in Indonesian currency) of Package 1 (Module 1).

41.2 The Local Content requirement can be satisfied by reference to the total contract value of the Project executed through Local Indonesian Entities, whether as key subcontractors of PARTNER or through other external Indonesian parties.

41.3 TELKOM agrees that expenses of non-Local Indonesian Entities in Indonesia supporting the Project may be included in the calculation of total contract value for these purposes, including salaries paid to staff located in Indonesia

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         (Indonesian nationals or residents only), property rental and other operational expenses of Indonesia offices, administrative materials and services acquired in Indonesia, provided that PARTNER executes an undertaking to TELKOM as provided below.

41.4 The undertaking required by TELKOM shall state that PARTNER will, over the duration of the Project, procure certain materials and services within Indonesia (stating all categories of materials and services) to support the local operations of the overseas companies in the Project. Further, that all such procurements will be in accordance with the requirements stated by TELKOM in the RfP for the T-21 Program to the extent not inconsistent with this Agreement and in aggregate equate to or exceed the minimum threshold amount required to be quoted in Indonesian currency as set forth in Article 41.1.

41.5 TELKOM reserves the right to verify, accept or reject all claims in part or in full regarding execution of the Project through Local Indonesian Entities, expenses of overseas companies and in regard to the claimed transfer of skills, technology and financial benefits.

ARTICLE 42. LOGISTICS

42.1 PARTNER shall provide all logistical requirements from the point of origin of any Deliverables or other Project goods to the applicable Project Location/Site, inclusive of all charges, such as transport and transit, demurrage, storage, insurance, fees and levies. In addition, pursuant to the Scope of Work, PARTNER shall provide all equipment related services (covering survey, design, planning, permits, right of way, services related to land acquisition, installation, integration, project management, insurance up to

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         transfer of title in accordance with Article 10.2, testing and commissioning, and all related materials and expenses) for both imported and local goods.

42.2 PARTNER shall provide all arrangements for shipping/transportation, forwarding and servicing Deliverables or other Project goods from their point of origin to the Project Location/Site where they are finally deployed.

42.3 PARTNER shall provide all warehousing requirements and explain the locations of the facilities to be used for this purpose. PARTNER will also be required to arrange for warehousing and storage facilities at installation sites to ensure proper storage and protection of all Deliverables or other Project goods. PARTNER shall ensure that all equipment is adequately packaged and stored to avoid any damage. While in such warehousing, the equipment and material will be the sole responsibility of PARTNER.

42.4 PARTNER shall provide all required protection, insurance and other services to ensure safe delivery of the all Deliverables or other Project goods. PARTNER shall be responsible for any damage or loss of goods.

ARTICLE 43. INVENTORY

43.1 PARTNER shall provide all services to ensure proper installation of Deliverables or other Project goods, provide optimal operating conditions and maximize the long term viability of the foregoing. PARTNER must provide all tools and equipment necessary to install and commission any Project equipment procured under this Agreement.

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

43.2 Provision of materials, labor, equipment, tools and machinery for installation shall consist of the following activities:

43.2.1 PARTNER's contractor shall provide all materials (including cables, connectors and other miscellaneous materials), labor, tools, transportation, telecommunication facilities (telephone, facsimile, etc.) and everything else necessary for completion of work in accordance with this Agreement;

43.2.2 PARTNER's contractor shall employ an adequate supervisory force and an adequate staff of experienced engineers, technicians and workmen to complete the Scope of Work in a satisfactory and workmanlike manner within the time specified in the this Agreement;

43.2.3 with the cooperation of TELKOM staff, all work at any Location/Site shall be carried out in such a manner as to minimize any obstructions to the operation of TELKOM's staff at such Location/Site;

43.2.4 PARTNER and its sub-contractors shall itemize and provide all equipment, tools, measuring equipment, machinery and electrical power equipment necessary for execution of the Scope of Work in Indonesia; and

43.2.5 PARTNER and its sub-contractors shall provide a list of equipment, tools, measuring equipment, machinery and electrical power equipment which is used for installation purpose only.

43.3 Delivery and storage of Project equipment and materials shall consist of the following activities:

43.3.1 PARTNER and its sub-contractors shall be responsible for storage arrangements during the interval from the delivery of equipment until it is required for installation;

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43.3.2   PARTNER and its sub-contractors shall be responsible for loading and unloading as well as handling of any equipment and materials at all stages up to Commissioning;

43.3.3 PARTNER and its sub-contractors shall also be responsible for unpacking (and repacking where necessary), identification and checking of materials and relevant invoices or other documents; and


43.3.4 PARTNER and its sub-contractors shall be responsible for handling and storage of any goods during transportation and at the site.

ARTICLE 44. LOCAL SUPPORT INFRASTRUCTURE

44.1 PARTNER shall have local (Indonesian) infrastructure in place to support the T-21 Program as set out in Appendix 10. PARTNER shall provide TELKOM access to its local technical staff to ensure effective deployment, operations and timely problem solving. PARTNER shall use its best endeavours to ensure that such local support is timely, cost effective, and of high quality in order to meet TELKOM's desired service levels.

ARTICLE 45. PROJECT MANAGEMENT

45.1 PARTNER shall propose a Project Management Plan ("PMP"), in a form as provided in Appendix 8 (Project Management Plan). TELKOM and PARTNER shall discuss and mutually agree on the details of the PMP.

45.2 Prior to start-up of Project activities, the Parties shall have agreed on a PMP containing at least the following:

45.2.1   Scope of work;

45.2.2   Project organization and personnel;

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45.2.3   Project activity plan and schedule by Location;

45.2.4   Reporting of progress and issues.


45.3 PARTNER shall appoint the Project personnel as described in the PMP including a Project Manager who will be responsible for contact with TELKOM with respect to resolving issues arising in the course of Project implementation. The Project Manager may also serve as one of the Project personnel referenced in the PMP.

45.4 The identity and qualifications of all key Project personnel proposed by PARTNER to work on the Project in Indonesia, including the Project Manager as described in the PMP shall be notified in writing by PARTNER to TELKOM before appointment. The Project Manager shall only be appointed with TELKOM's prior approval. For all other key Project personnel, TELKOM shall inform PARTNER of any objections within ten
         (10) Business Days of notification and any Project personnel to whom TELKOM objects shall not be appointed. Replacements must be equally well qualified and appropriate for the Project.

45.5 TELKOM shall appoint its Project Manager with whom PARTNER Project personnel shall maintain close cooperation and communication at all times. TELKOM may also appoint local supervisors with whom PARTNER's local Project personnel shall maintain close cooperation and communication at all times.

45.6 TELKOM may object to and, after consultation with PARTNER direct PARTNER to remove from any site immediately any person employed by PARTNER or any sub-contractor at the site who, in the reasonable opinion of TELKOM, misconducts himself, has proved to be unsuitable under the terms of the Scope of Work or is incompetent or negligent in the performance of his duties, and such person shall not be employed again at any Project site except with the prior written approval of TELKOM.

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45.7     PARTNER shall submit to TELKOM the required progress report described in the Scope of Work. With respect to any period covered by a progress report, in the event that PARTNER fails to inform TELKOM of any problem, TELKOM shall be entitled to presume that no such problem arose during such period. However, submission by PARTNER to TELKOM of the specified progress reports will not alter, amend or modify PARTNER obligations pursuant to any other provision of this Agreement.

45.8 PARTNER shall provide complete project management support to the Project including without limitation, managing the constituents members of PARTNER, subcontractors and other suppliers, as well as managing the acquisition of required sites, licenses, permits and rights of way.

45.9 PARTNER shall provide comprehensive and up-to-date reporting to TELKOM management at all appropriate levels to track progress of the Scope of Work, monitor key requirements, identify and address issues and ensure high quality of deployment achieved within budget.

45.10 PARTNER shall provide the following types of reports to TELKOM during the period of deployment of the Network on a monthly basis:

         (a)      Deployment Status Update;

         (b)      Updated Issues Log;

         (c)      Shipment Tracking Report.

45.11 PARTNER shall at intervals of two (2) months submit an updated Implementation Schedule to TELKOM. The updated Implementation Schedule shall contain important milestones including:

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45.11.1  Commencement of implementation of each Location;

45.11.2  Commencement of the detailed survey for each Location;

45.11.3 Completion of installation, construction designs, drawings associated with the Project;

45.11.4 Readiness dates for interim inspections, PARTNER own tests, and Commissioning tests for each Location/Site;

45.11.5 Manufacturing and transportation schedules of materials for each Sub-system per each Location including the times of factory performance tests.

45.12 Delivery of Deliverables and services by PARTNER, shall be in conformity with the provisions of this Agreement and/or the respective Purchase Order, including the time schedule and milestones set forth in Appendix 9 (Implementation Schedule).

45.13 Each alteration to the implementation Schedule shall be upon mutual agreement of the Parties and valid only if executed as a Change Request signed by the authorized representative of each of the Parties.

45.14 PARTNER shall keep records of (without limitation) the general business administration of the Project, i.e.:

45.14.1  Invoicing and records of TELKOM payments;

45.14.2  Personnel management;

45.14.3  Taxes; and

45.14.4  Insurance.

45.15 PARTNER shall report on the Project's progress, including any significant difficulties encountered, to TELKOM at monthly meetings in accordance with Article 26.3.

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

45.16 PARTNER shall liaise with TELKOM in each DIVRE for deployment coordination and with regional authorities, public utilities and third parties in the areas for permits and Network roll-out. The liaison shall be arranged during regular monthly meetings with TELKOM and the following parties during Network rollout: (i) TELKOM in the regional division area; (ii) other TELKOM contracting parties; and (iii) subcontractors.

45.17 In addition, the Parties shall arrange ad-hoc meetings as required on reasonable notice to deal with coordination and implementation related issues.

ARTICLE 46. RESEARCH AND DEVELOPMENT

46.1 PARTNER shall from time to time at TELKOM's request consider participating in joint development efforts in the field of software and services enhancement. Any such joint development activities shall be mutually agreed upon as to the scope, responsibilities of each Party, allocation of costs, ownership of Intellectual Property Rights and other mutually agreed items. TELKOM employees shall be actively involved in such development efforts.

46.2 Pursuant to Article 5.1.9, PARTNER shall provide timely notice to TELKOM of its newest tested technologies relevant to the Project and any improvements it deems advantageous to TELKOM in the current Project "road map" of technology development.

ARTICLE 47. TRAINING, TRANSFER OF KNOW HOW

47.1 PARTNER shall provide training in accordance with this Article 47 and the detailed training requirements and

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

         schedule specified in Appendix 19 (Training). TELKOM shall provide qualified engineers for training programs provided by PARTNER under this Agreement.

47.2 Training shall be conducted in two (2) parts, one in PARTNER's training center overseas (at a location to be advised to TELKOM at least forty-five (45) calendar days prior to such training), and the other in Indonesia. For both training locations, PARTNER shall provide class-room training ('Class') and On-the-job training ('Job'). PARTNER shall propose detailed schedules for both types of training based on TELKOM's requirements.

47.3     The training course shall cover three (3) areas of expertise, i.e.:

         (a)      System Engineering

                  PARTNER shall conduct training in an efficient manner to produce well trained proficient personnel capable of engineering. The course is intended to train personnel to have basic knowledge of CDMA network planning and system design engineering.

         (b)      Operation and Maintenance

                  The course is intended to train personnel to have basic knowledge of system operation and maintenance and who shall be required to provide guidance and instruction, necessary to the entire operation team after completion.

         (c)      Business Development and Marketing

                  The course is intended to train personnel to have basic knowledge on how to develop

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                  the CDMA FWA business and will include training on product knowledge and marketing.

47.4     Overseas Training

47.4.1   The overseas training requirement for BSS is summarized below.

                                                             NUMBER OF TRAINEES PER
                                                                    TRAINING
                                     NUMBER OF                      --------
                                     TRAINING    DURATION    CLASS             JOB
                                     --------    --------    -----             ---
System Engineering                    2 times     2 weeks      10              N/A
Operation and Maintenance             2 times     2 weeks      10               10
Business Development and Marketing    2 times     2 weeks      10              N/A

47.4.2 For overseas training, the following costs are included in the unit price:

         (a) Daily allowance for accommodation and meals of $200 per trainee including Saturday and Sunday and 2 days for travel (arrival and departure)

         (b)      Airport tax, excess baggage and fiscal $500 per person

         (c)      Insurance, $50 per person

         (d)      Tuition Fee (including training materials)

         (e) Roundtrip airfares from Indonesia to PARTNER's Main Training Center, according to the following rates:

                  (i)   Europe          :    $3,500/
                                             PAX
                  (ii)  United States   :    $3,500/
                                             PAX
                  (iii) Asia            :    $1,500/
                                             PAX
                  (iv)  Australia       :    $2,000/
                                             PAX

47.5     In-Country Training

47.5.1   The in-country training requirement for

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

         BSS is summarized below:

                                                             NUMBER OF TRAINEES PER
                                                                    TRAINING
                                     NUMBER OF                      --------
                                     TRAINING    DURATION    CLASS             JOB
                                     --------    --------    -----             ---
System Engineering                    2 times     2 weeks      10              N/A
Operation and Maintenance             2 times     2 weeks      10               10
Business Development and Marketing    2 times     2 weeks      10              N/A

47.5.2 For local training, the following costs per trainee are included in the unit price:

         (a) Divlat (TELKOM's training center) fee: $350 per week for accommodation, meals and training venue (not required for on-the-job training)

         (b)      Tuition fee (including training materials)

47.6     Training Materials and Tools

47.6.1 PARTNER shall provide materials and tools for the following classroom training:

         (a)      Introduction of CDMA FWA including supported services;

         (b)      System Engineering, Operation and Maintenance Procedures;

         (c)      Network Planning, which includes Traffic Engineering and Link
                  Budget;

         (d)      Installation and Test Procedures; and

         (e)      Troubleshooting.

47.6.2 PARTNER shall propose training material and tools, for the following on-the-job training:

         (a)      Operation and maintenance procedure of CDMA FWA;

         (b)      System performance measurement; and

         (c)      Trouble shooting by measuring equipment

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

ARTICLE 48. MANAGEMENT FORUM

The Parties shall establish a regular channel of communication between their respective managements and shall hold meetings on a semi-annual basis to discuss the progress of the T-21 Program.

ARTICLE 49. DEVELOPMENT OF INDONESIAN INDUSTRY

The Parties agree to support the development of the Indonesian telecommunications industry and to maximise the benefit of the T-21 Program to local industry. In additional to providing economic benefit through maximising local procurement. TELKOM and PARTNER have agreed on other steps that they will take together, including setting up educational or training centres, and working with TELKOM to develop business models to promote new local business opportunities arising out of the deployment of T-21 Program technologies such as new CDMA content development. PARTNER has also agreed to consider supplying CDMA 2000 1x test bed systems and trainers to the planned educational or training centers for CDMA 2000 1x, EV-DO/EV-DV and other CDMA technology training of TELKOM and other Project staff. The Parties agree to discuss the technical and financial aspects of such joint actions and within ninety (90) days after the effective date of this Agreement, agree on an implementation plan for development of the Indonesian telecommunication industry in accordance with PARTNER's commitments in its response to the RfP.

                                   CHAPTER 5.
                              TECHNICAL PROVISIONS

ARTICLE 50. GENERAL REQUIREMENT FOR EQUIPMENT

50.1     All equipment installed by PARTNER to TELKOM shall:

50.1.1   meet the agreed requirements in Appendix 5 (Technical Specifications);

50.1.2 function in accordance with the technical documentation in the Technical Specifications;

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50.1.3   have obtained type approval, if required, from DGPT and met TELKOM's quality assurance standards;

50.1.4 at delivery meet the requirements prescribed by or pursuant to the applicable laws, rules, regulations, guidelines, and standards of all applicable jurisdictions;

50.1.5 conform to the Technical Specifications and be free of material, production, construction and design faults;

50.1.6   be manufactured from new and sound material;

50.1.7 at a minimum comply with the MTBF (Mean-Time-Between-Failures) values submitted by PARTNER and as updated from time to time;

50.1.8   be packed adequately; and

50.1.9   be accompanied by the agreed upon Documentation in English.


50.2 Until Commissioning of the relevant Deliverables in any Purchase Order in which software is included, software delivered by PARTNER shall not contain viruses or any improper additions or modifications. "Viruses" includes time bombs, worms, 'trojan horses', drop dead devices, back door devices or any other components, which may fully or partly affect the intended functioning of the software. "Additions and modifications" mean software components which modify the functionality in a different way from that set forth in the applicable specifications. PARTNER shall not be entitled to activate a virus to the detriment of TELKOM. If PARTNER detects a virus or addition/modification or symptoms of a virus prior to Commissioning and during the SLA period, it shall immediately inform TELKOM and undertake its best efforts to eliminate the virus or the addition/modification and prevent damage for TELKOM at no charge.

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

ARTICLE 51. QUALITY ASSURANCE

51.1 PARTNER shall make all reasonable efforts to ensure that TELKOM at its discretion, upon reasonable notice and during business hours, is entitled to inspect and/or audit the production and installation phases of the processes of all PARTNER's sub-contractors and suppliers. PARTNER shall co-operate with TELKOM in case TELKOM elects at its expense to conduct such inspections and/or audits.

51.2 PARTNER shall make a final inspection of all Deliverables prior to delivery to TELKOM and a report containing the results of the final inspection shall be supplied to TELKOM on delivery.

51.3 If and in so far as any equipment or a component thereof is produced by a sub-contractor working for PARTNER, PARTNER shall make all reasonable endeavors to include similar provisions in its contract with the sub-contractor in order to enable TELKOM to perform inspections of a similar nature.

ARTICLE 52. SURVEY, DESIGN, AND PLANNING

52.1 The planning and design activities for the Project must be able to fully accommodate the JPS, DRM and monthly meeting mechanism described in Article 26 and the flexible procurement mechanism as described in
         Article 27 of this Agreement.

52.2 The planning and design works shall consist of the following activities:

52.2.1   Survey of the Location/Site(s)

         PARTNER shall determine the optimum Location/Site for installation of the equipment, provided that the optimum Location/Site should preferably be in the premises of TELKOM or its subsidiaries in order to ease network integration and

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

         maintenance.

52.2.2   Maximizing use of existing infrastructure

         Based on the information acquired during site surveys and data provided by TELKOM, PARTNER will be required to maximize and optimize all reusable infrastructure and incorporate it into the equipment requirements. The underlying objective shall be to maximize the asset turnover of TELKOM while ensuring that current infrastructure or future development/expansion will not be impacted adversely. TELKOM shall review and agree to the list proposed by PARTNER before PARTNER may utilize it to support network roll-out.

52.2.3   Proposing more efficient solutions

         PARTNER shall propose a more efficient solution, if available, after TELKOM's review of PARTNER initial roll-out plan. Such solution shall highlight areas of improvement from the original plan.

52.2.4   Network optimization planning

         PARTNER will be required to conduct Network optimization planning together with TELKOM considering both existing and future Network requirements. Network optimization planning must be able to fully accommodate the JPS, DRM and monthly meeting mechanism and the flexibility procurement mechanism provided for in Articles 26 and 27, respectively, of this Agreement. Network optimization planning shall consist of the proposed plan and improvement of the current plan including potential implication to the overall network performance. Network optimization planning shall take into account the following technical aspects:

         (a)      ease of maintenance/operation;

         (b)      network reliability (diversity to important subscriber);

         (c)      flexibility to demand fluctuation

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                  (capacity and features);

         (d)      expandability of the Network;

         (e)      ease of construction and integration; and

         (f)      inter-operability.

ARTICLE 53. SITE PREPARATION, ACQUISITION, RIGHTS OF WAY AND PERMITS

53.1 The Parties shall be responsible for preparing the Locations/Sites where the Deliverables are to be installed in accordance with Appendix 3 (Scope of Work).

53.2 PARTNER shall perform all necessary tasks to ensure Location/Site preparation for Network roll-out in coordination with TELKOM, as follows:

53.2.1 arrange and acquire all the permits required to perform the work, such as (but not limited to) installation permits, rights of way, and other permits necessary either from local municipality or other parties. The cost for acquiring the permit is included in the unit price and shall not be priced separately, while the actual cost of the permit itself shall be borne by TELKOM;

53.2.2 acquire the right of use of land on a rental basis, subsequent to TELKOM's approval to install towers for mounting the antennas or for other needs relating to the Project;

53.2.3 conduct the land acquisition process, in the event rental is not possible, subsequent to TELKOM's approval to install towers for mounting the antennas or for other needs relating with the Project. TELKOM shall provide and procure that its subsidiaries provide all reasonable assistance to PARTNER in relation to this land acquisition process. The cost associated with the land acquisition process (but not the cost of the land, rental and lease fee itself) shall be borne by the PARTNER. The cost of the land itself shall be agreed in advance with TELKOM (such agreement not to be unreasonably

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         withheld or delayed). TELKOM shall make payment to the landowner or lessor, as the case may be, for the cost of the land, rental or lease promptly upon execution of the sale and purchase of land deed or upon execution of the applicable rental or lease contract. The procedures for implementing such payments shall be agreed upon within one (1) month of the execution of this Agreement.

53.3 PARTNER shall arrange and acquire a frequency license from Directorate General of Post and Telecommunication (DGPT) on behalf of TELKOM. TELKOM will assist PARTNER by issuing the appropriate cover letter to DGPT. For the avoidance of doubt, PARTNER shall not own the license, but will simply support TELKOM by providing technical assistance and consulting services (which are included in the unit prices). The cost associated with the frequency acquisition process (but not the cost of the license itself) shall be borne by PARTNER. TELKOM shall make payment to DGPT for the actual cost of the license itself promptly upon TELKOM's receipt from PARTNER of the appropriate documentation to effect such payment.

ARTICLE 54. INSTALLATION PROCEDURES AND STANDARDS

54.1 PARTNER shall provide all services to ensure proper installation of all equipment, provide optimal operating conditions and maximize its long term viability. PARTNER shall provide all tools and equipment necessary to install and commission their equipment.

         PARTNER shall provide equipment installation services that shall consist of the following activities:

54.1.1   provision of materials, labor, equipment, tools and machinery for

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

         installation;

54.1.2   materials delivery and storage;

54.1.3   transportation of goods;

54.1.4   installation of the equipment;

54.1.5   cleaning-up sites; and

54.1.6   site preparation plan and drawings.

54.2 Provision of materials, labor, equipment, tools and machinery for installation shall consist of the following activities:

54.2.1 PARTNER's contractor shall provide all materials, labor, tools, transportation, telecommunication facilities (telephone, facsimile, etc.) and everything else necessary for completion of work in accordance with this Agreement;

54.2.2 PARTNER's contractor shall employ an adequate supervisory force and an adequate staff of experienced engineers, technicians and workmen to complete the work in a satisfactory and workmanlike manner within the time specified in this Agreement;

54.2.3 with the cooperation of TELKOM staff, all work at each Location/Site shall be carried out in such a manner as to minimize any obstructions to the operation of TELKOM's staff at site.

54.2.4 PARTNER's contractor shall itemize and provide all equipment, tools, measuring equipment, machinery and electricity necessary for execution of the Scope of Work in Indonesia; and

54.2.5 PARTNER's contractor shall provide a list of equipment, tools, measuring equipment, machinery and electricity which is used for installation purpose only.

54.3 Installation of the equipment shall consist of the following activities:

54.3.1 PARTNER's contractor shall be responsible for providing connection and integrating sub-components into

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         Sub-system units;

54.3.2 PARTNER's contractor shall be responsible for Sub-system unit checks and shall ensure the each Sub-system unit functions as required.

54.4 Cleaning-up at each Location/Site shall be conducted during installation periods and consist of the following activities:

54.4.1 PARTNER's contractor shall keep the work and storage areas clean and tidy and shall remove daily all combustible rubbish from inside and near the buildings, structures and plant;

54.4.2 upon completion of each installation, PARTNER's contractor shall remove from the Location/Site as early as possible all tools, appliances, packing cases and plant not constituting an integral part of this Agreement.

54.5 PARTNER shall cause its contractors to either remove or level all excess earth or spoils resulting from any excavation.

54.6 PARTNER shall cause its contractors to make good at their own expense, all damages to buildings, plants, finishes, etc., caused by contractor, any subcontractor(s) and/or their employees.

ARTICLE 55. TESTING AND COMMISSIONING

55.1     BTS Pre-Commissioning Activities

55.1.1 Prior to PARTNER's personnel being dispatched to a Location/Site where the BTS is being installed, PARTNER shall cause its sub-contractor to provide to PARTNER and TELKOM a completed Location/Site Readiness Checklist. The completed checklist shall be verified and signed off by PARTNER's designated representative assigned to the wireless network in which the work is being performed. Upon the successful completion of the Location/Site Readiness Checklist the Location/Site will be declared "Location/Site Ready".

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

55.1.2 Once the Location/Site is declared "Location/Site Ready", PARTNER shall:

         (a) provide a Commissioning team to execute the PARTNER's Own Tests and the Commissioning tests after obtaining approval from PARTNER's sub-contractor, who shall be notified reasonably in advance of the commencement of Commissioning;

         (b) provide all tools and test equipment (including handsets in sufficient numbers) required to Commission the Cell Site Cabinet/Carrier;

         (c) install and connect all batteries and circuit packs delivered to the relevant Location/Site

         (d) provide, place and terminate all RF cables from (i) the BTS to the antenna cables(s)/feeder cables brought to BTS equipment room by PARTNER's sub-contractor and (ii) from the BTS to the GPS, including all clamps, connectors, etc; and

         (e) install all required amplifiers and other elements as necessary for adding carriers to an existing BTS Cabinet.

55.2     BSC Pre-Commissioning Activities

55.2.1 Prior to PARTNER's personnel being dispatched to a Location where the BSC is being installed, PARTNER shall cause its sub-contractor to provide to PARTNER and TELKOM a completed Location/Site Readiness Checklist. The completed checklist shall be verified and signed off by PARTNER's designated representative assigned to the wireless network in which the work is being performed. Upon the successful completion of the Location/Site Readiness Checklist the Location will be declared "Location/Site Ready".

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

55.2.2   Once the Location is declared "Location/Site Ready", PARTNER shall:

         (a) provide a Commissioning team to execute the PARTNER's Own Tests and the Commissioning tests after obtaining approval from PARTNER's sub-contractor, who shall be notified reasonably in advance of the commencement of Commissioning;

         (b) provide all tools and test equipment (including handsets in sufficient numbers) required to Commission the Cell Site Cabinet/Carrier;

         (c) provide, place and terminate, as applicable, all the cables from:

                  (i)      Tx equipment

                  (ii)     PDN

                  (iii)    other BSCs, including all clamps, connectors, etc.

55.3     Testing and Equipment Certification

55.3.1 PARTNER shall be required to perform and facilitate system tests for all equipment and components delivered under this Agreement.

55.3.2 The Commissioning tests shall comprise of the Sub-system Acceptance Tests and the Integrated System Acceptance Tests. A summary of the testing, commissioning and certification conditions are summarized in the table provided below:

       NAME OF TEST               CERTIFICATE              CONDITION FOR CERTIFICATION
--------------------------------------------------------------------------------------
Factory Performance Test   No certification issued, but    None
                           TELKOM should have access
                           to the results of the test
--------------------------------------------------------------------------------------
Goods Delivery Test        Goods Delivery Certificate      Passes visual inspection
--------------------------------------------------------------------------------------

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

                                                                                       KETENTUAN SERTIFIKASI/CONDITION
        NAME OF TEST                           CERTIFICATE                                     FOR CERTIFICATION
-------------------------------------------------------------------------------------------------------------------------------
PARTNER Own Test                No certification issued, but TELKOM             None
                                should be provided with the results of
                                the test prior to the Sub-system
                                Acceptance Test.
-------------------------------------------------------------------------------------------------------------------------------
Sub-system Acceptance Test      No certification issued, but TELKOM should
                                be provided with the results of the test
                                prior to the Integrated System Acceptance
                                Test.
-------------------------------------------------------------------------------------------------------------------------------
Integrated System Acceptance    Partial Integrated System Acceptance Test       A system test has been completed for
Test                            Certificate                                     the equipment, satisfying all relevant
                                                                                requirements under this Agreement except
                                                                                for end to end connectivity
-------------------------------------------------------------------------------------------------------------------------------
                                Integrated System Acceptance Test Certificate   All system tests have been completed
                                                                                for the equipment, satisfying all relevant
                                                                                requirements, including end to end connectivity
-------------------------------------------------------------------------------------------------------------------------------
Civil Work Acceptance Test      Certificate (for foundation)                    Passed PARTNER and TELKOM quality checks

                                Certificate (for tower)

                                Certificate (others)
-------------------------------------------------------------------------------------------------------------------------------

55.4     Factory Performance Test

55.4.1 PARTNER shall perform factory performance tests of all equipment to be deployed to ensure that the equipment is complete in all respects and complies with the terms of the Agreement. Details of the factory performance test are set out in Appendix 17 (Quality Assurance Guidelines/Acceptance Test Procedures).

55.4.2 PARTNER shall provide TELKOM with full access to the results of the factory performance tests including without limitation evidence in the form of certification letter provided by the

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

         factory.

55.4.3 Successful completion of the factory acceptance tests are a pre-requisite for Sub-system Acceptance Tests.

55.5     Goods Delivery Test

55.5.1 TELKOM shall visually inspect the equipment on delivery to the installation Location/Site based on a copy of the goods shipping documents and TELKOM's Project Manager shall promptly (and no later than five (5) Business Days) issue a Goods Delivery Certificate if there is no obvious physical damage to the equipment and the quantity of equipment delivered is correct according to the supporting Documentation provided.

55.5.2 Issue of a Goods Delivery Certificate shall not constitute acceptance of the equipment nor shall it affect TELKOM's rights under this Agreement.

55.6     PARTNER Own Test

55.6.1 PARTNER shall perform on-Location/Site tests of each individual Network Sub-system (BSS) following installation.

55.6.2 Successful completion of PARTNER's Own Tests are a pre-requisite for Sub-system Acceptance Tests.

55.6.3 The tests for BSS shall comprise of tests to determine the overall equipment functionality of:

         (a)      Base Station Controller (BSC);

         (b)      Base Transceiver System (BTS);

         (c)      Antenna;

         (d)      Transmission Equipment;

         (e)      BSS Network Element Manager (BSS NEM).

55.6.4 The tests for PDN shall comprise of tests to determine the overall equipment functionality of:

         (a)      Packet Data Serving Node (PDSN) device;

         (b)      Authentication, Authorization and Accounting (AAA);

         (c)      Home Agent (HA);

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

         (d)      Domain Name System (DNS);

         (e)      Fire Wall;

         (f)      PDN Network Element Manager (PDN NEM).

55.6.5 PARTNER shall provide TELKOM with the results of PARTNER's Own Tests when it requests TELKOM to attend the Commissioning.

55.7     Commissioning : Sub-system Acceptance Test

55.7.1 Upon completion of PARTNER Own Tests, PARTNER shall conduct tests of each individual Sub-system in the presence of TELKOM as a witness.

55.7.2 The tests shall be conducted during normal weekday working hours and PARTNER shall notify TELKOM at least fourteen (14) calendar days before the proposed test date to fix the timing and resources required for the test. PARTNER shall co-ordinate the test dates across the relevant DIVRE to ensure that the tests are scheduled efficiently.

55.7.3 Successful completion of the Sub-system Acceptance Tests are a pre-requisite for Integrated System Acceptance Tests.

55.7.4 The tests for BSS shall comprise all tests necessary to verify the overall equipment functionality of:

         (a)      Base Station Controller (BSC);

         (b)      Base Transceiver System (BTS);

         (c)      Antenna;

         (d)      Transmission Equipment;

         (e)      BSS Network Element Manager (BSS NEM).

55.7.5 The tests for PDN shall comprise tests to verify the overall equipment functionality of:

         (a)      Packet Data Serving Node (PDSN);

         (b)      Authentication, Authorization and Accounting (AAA);

         (c)      Home Agent (HA);

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

         (d)      Domain Name System ( DNS);

         (e)      Fire Wall;

         (f)      PDN Network Element Manager (PDN NEM).

55.7.6 In addition the following on-Location tests shall be conducted for each Sub-system:

         (a)      Mechanical, quantity and appearance checks;

         (b)      Workmanship checks;

         (c) Construction, installation, cabling, wiring, fixing, equipment foundation, painting and galvanizing, appearance and mechanical strength and labeling checks;

         (d)      Meter and Alarm Indication check;

         (e)      Power supply checks;

         (f)      Losses contact checks.

55.7.7 PARTNER shall provide TELKOM with full access to the results of any Sub-system Acceptance Tests before initiating any Integrated System Acceptance Tests.

55.8     Commissioning : Integrated System Acceptance Test

55.8.1 PARTNER (in cooperation with the NSS supplier) shall conduct Integrated System Acceptance Tests in the presence of TELKOM as a witness upon completion of the Sub-system Acceptance Tests (including tests on measuring equipment and spare parts) to ensure that a System is functioning as designed and ready for acceptance by TELKOM.

55.8.2 PARTNER shall prepare a comprehensive testing plan and test procedure for TELKOM's approval.

55.8.3 The smallest Network element that may be System tested shall be a BTS and its associated equipment. All System tests must be carried out on a end to end basis (i.e., PSTN to MSC to BSC to BTS to test subscribers) to verify that:

         (a) the installed system complies with the Technical Specifications of the Agreement;

         (b) the System has been demonstrated to be compatible with the existing NSS and other Systems.

55.8.4 The tests shall be conducted during normal weekday working hours and PARTNER shall notify TELKOM at least ten (10) Business Days before the proposed test date to fix the timing and resources required for the test. PARTNER shall co-ordinate the test dates across the relevant DIVRE to ensure that the tests are scheduled efficiently.

55.8.5 In addition, PARTNER shall provide TELKOM with details of all transmission links and assistance to be provided by TELKOM. TELKOM may postpone the test date if the transmission links required cannot be provisioned in time.

55.8.6 TELKOM shall within ten (10) Business Days issue a Integrated System Acceptance Test Certificate for the equipment tested once:

         (a) all the relevant System tests have been successfully completed;

         (b) all required test equipment and necessary tools have been supplied; and

         (c) all handbooks, as-built drawings, inventory list and other information necessary for maintenance of the relevant System have been supplied.

         The Integrated System Acceptance Test Certificate shall be issued on a per Location basis. In the event that any Sub-system or Site within the

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

         Location cannot be tested caused by any reason, a Partial Integrated System Acceptance Test Certificate may be issued for the Location covering only the Commissioned Sub-system(s) or Site(s). Integrated System Acceptance Test Certificates and Partial Integrated System Acceptance Test Certificates shall not be withheld for defects which are minor or cosmetic.

55.8.7 In the event that TELKOM is unable to provide, where required, the necessary transmission links and/or an E1 link at the PSTN switch to connect the Network elements to each other, but it is shown that the relevant System otherwise fulfils all the requirements above, TELKOM shall issue a Partial Integrated System Acceptance Test Certificate within ten (10) Business Days.

55.8.8 15% of the applicable Contract Value for the equipment tested shall be payable on TELKOM's issuance of the Integrated System Acceptance Test Certificate or Partial Integrated System Acceptance Test Certificate, as the case may be.

55.8.9 If TELKOM offers a System which has not yet received an Integrated System Acceptance Test Certificate, for commercial service, i.e., such System is functional and is connected to one or more-revenue-generating subscribers, then this System shall be deemed to have been tested and Commissioned and TELKOM shall issue the relevant Integrated System Acceptance Test Certificate in accordance with Article 55.8.6.

55.9     Civil Work Tests

55.9.1 PARTNER shall regularly inspect all civil works in progress on a continuous and/or interim basis, based on the civil work test plan submitted to and agreed by TELKOM. The test plan shall include the proposed frequency of the inspections and the test protocol to be used. The test protocol shall be in the

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         form of worksheets to be used on Location/Site as the work progresses.

55.9.2 TELKOM will issue certificates at each stage of work once the civil work tests are successfully completed based on the agreed test protocol. Such certificates shall not be withheld for defects which are minor or cosmetic.

ARTICLE 56. INTEGRATION, INTER-OPERABILITY AND COMPATIBILITY

56.1     Integration and Interconnection

56.1.1 The CDMA Network consisting of BSS shall interface with TELKOM's data network via a PDSN (Packet Data Serving Node) device as part of the PDN (Packet Data Network) supplied by PARTNER.

56.1.2 In particular, PARTNER in cooperation with the NSS supplier shall ensure without limitation that:

         (a) the BSS/BSC as supplied by PARTNER is integrated with TELKOM's NSS and PDN (Packet Data Network) equipment; and

         (b) all related Sub-systems within the BSS and PDN to be delivered by PARTNER are integrated with each other.

56.2     Inter-Operability Requirement

56.2.1 The BSS equipment must be interoperable with NSS equipment provided by other CDMA FWA vendor(s) and compatible with CDMA IOS version 4.0 standards.

56.2.2 PARTNER shall provide TELKOM with supporting evidence in the form of a written statement or certificate from operators, certification body, or PARTNER stating operator's name and contact information, location, types of BSS equipment, and examples where inter-operability occurs. TELKOM shall issue an IOP Certificate to PARTNER in accordance with the Inter-Operability

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         Commitment Agreement following successful completion of its own interoperability (IOP) tests.

56.3     Compatibility

56.3.1 New software releases or versions shall be backwards compatible with the previous release and/or version and such other previous releases and/or versions where technically and commercially feasible.

ARTICLE 57. CUT OVER PROCEDURES

57.1 PARTNER shall ensure that the cut over of any equipment on the Network (for example, where a BTS is to be disconnected from an existing BSC and reconnected to a new BSC being installed or where a BSC is to be disconnected from an existing NSS and reconnected to a new NSS being installed) does not interfere with the operation of the Network.

57.2 PARTNER shall liaise with TELKOM as to the procedures and timing for the cut over and any cut over should take place during the hours of 2:00 am - 4:00 am (the "Cut over Period"), unless otherwise agreed by TELKOM.

57.3 Unless otherwise agreed by the Parties, Network interruption during a cut over operation shall not exceed fifteen (15) minutes in any given instance.

57.4 PARTNER shall ensure that the previous connections can be re-established without any interruption to the Network in the event that the cut over does not work properly or perform satisfactorily. In the event that the cut over appears unlikely to be completed during the Cut over Period, PARTNER shall re-establish the previous connection and re-attempt the cut over the following day.

57.5 PARTNER shall indemnify TELKOM against any loss or damage suffered as a result of any interruption to the Network (including without limitation

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         any service interruption or system downtime) occurring outside the Cut over Period caused by a cut over that results in a revenue loss for TELKOM, in accordance with Article 11.

57.6     These cut over procedures shall be applicable to Package 1 (Module 1).

ARTICLE 58. COMPLIANCE WITH ENVIRONMENTAL STANDARDS

58.1 The Deliverables supplied by PARTNER shall comply with all applicable legal requirements and shall not contain any legally prohibited substances and/or preparations. The Deliverables shall not contain any substances and/or preparations that cannot be processed by means of a normal waste processing method.

58.2 PARTNER shall allow TELKOM to examine its degree of environmental care and provide reasonable assistance to TELKOM in examining that of the manufacturers concerned.

58.3 PARTNER shall provide TELKOM with the following information early enough to give TELKOM reasonable time to pass it on to all parties involved before Deliverables are received;

58.3.1 which substances and/or preparations present in the equipment are harmful to people, property or the environment, including soil, water and air;

58.3.2 where such substances and/or preparations are located in the equipment and how the components concerned must be treated at the end of their useful life and at the end of the useful life of the equipment, and how such components can be removed from the equipment safely and correctly;

58.3.3 which regulations are applicable to the transport, storage, installation, use, dismantling and processing of the substance in connection with the harm it is capable of causing; and

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58.3.4   how to improve the information distribution/acquisition process at and by TELKOM to a reasonable extent without raising its costs.

58.4 PARTNER shall state which components of the equipment are suitable for re-use or recycling other than by incineration at the end of its useful life.

58.5 PARTNER shall provide TELKOM with the above-mentioned information, either via an electronic information carrier or electronically in a commonly used computer program and in a format as reasonably requested by TELKOM.

58.6 PARTNER shall warrant that all of the information provided to TELKOM is complete and correct to the best of its knowledge.

ARTICLE 59. DEVELOPMENT OF MEDIATION DEVICE

PARTNER shall at TELKOM's request develop and provide interfaces to TELKOM's customer care, billing and NMS. The cost of the development shall be agreed in advance with TELKOM and then added to the Contract Value of the Purchase Order associated with the equipment with which the mediation device will be used. 25% of the development costs shall be paid on commissioning of the mediation device, and the remaining 75% paid by TELKOM in accordance with the PAYG payment scheme for the associated equipment.

ARTICLE 60. DOCUMENTATION

60.1 PARTNER shall provide an adequate number of handbooks and drawings that shall be required to support equipment maintenance, installation, and test function. Handbooks and drawings shall include assembly drawings, wiring information, schematics, drawings, network diagrams, block diagrams and complete instruction for familiarization, installation, operation, theory, maintenance, and parts replacements, as well as appropriate system drawings. Instruction handbooks for

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         each piece of equipment shall be prepared separately, and submitted to
         TELKOM. Instruction handbooks to be supplied shall include but not be limited to the following:

60.1.1   Installation and system handbooks;

60.1.2 Equipment handbook including Standard Operating Procedure (SOP) and Standard Maintenance Procedure (SMP);

60.1.3   Troubleshooting handbooks including block diagrams;

60.1.4 Customer handbooks for the fixed terminal shall include assembly drawings, wiring information, and complete instruction for familiarization, installation, maintenance, and parts replacement;

60.1.5 Customer handbooks for the mobile handset shall include only complete instruction for familiarization, maintenance and part replacement. All handbooks shall be prepared in English and the metric system of weights and measures should be used.

60.2 PARTNER shall maintain and keep updated a Project library in Indonesia containing all relevant documents related to the Project, including without limitation, minutes of each JPS, DRM and monthly meeting, all Purchase Orders, demand forecasts, Change Requests, each agreed revision of the Implementation Plan and all correspondence between PARTNER, its sub-contractors and TELKOM. The Project library shall be accessible by TELKOM and its representatives during normal working hours and TELKOM may from time to time request copies of all or parts of the Project library to be supplied to it at no further cost. The Project library shall be handed over to TELKOM on termination of the applicable Service Level Agreement.

60.3 PARTNER shall submit drawings and documents (including as-built, assembly, connection and allocation drawings) related to the relevant Sub-systems installed.

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60.4     Any drawings and documents with respect to the relevant Systems or
         Sub-systems owned by PARTNER related to the relevant Deliverables shall be kept in safekeeping for the duration of the applicable Service Level Agreement to enable PARTNER to procure any parts which need replacement and/or expansion of such System or Sub-system if so required at any time. Following the expiration or termination of the applicable Service Level Agreement, such drawings and documents shall be delivered to TELKOM.

60.5 Any Intellectual Property Rights with respect to any equipment, drawings, specifications, software and Documentation and data which are issued by the respective Parties pursuant to the implementation of this Agreement shall remain the property of the respective Parties in accordance with this Agreement.

60.6 Any incompleteness, doubts with respect to breakdown and/or elaboration contemplated in any documents and/or those which constitute parts of this Agreement shall be presented to TELKOM for clarification.

60.7 As long as PARTNER is providing maintenance and support in accordance with this Agreement and the applicable SLA, the cost of updates to the Documentation shall be included in the fees paid by TELKOM to PARTNER pursuant to the relevant SLA. For the avoidance of doubt, the initial costs of the Documentation shall be payable under general services pursuant to Article 33.

60.8 All Documentation shall be in accordance with the requirements stated in the RfP or as separately compiled in a document approved by the Parties. The standard documents required to be provided by PARTNER are listed in Appendix 22 (Documentation).

60.9 At the first JPS, PARTNER shall submit to TELKOM its plan to execute the Location/Site survey consisting, without

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         limitation, of the following items:

60.9.1   time schedule;

60.9.2   manpower schedule;

60.9.3   team organization;

60.10 TELKOM will provide a letter of approval of the detailed Location/Site survey plan submitted by PARTNER, after it has agreed to the proposed content. PARTNER shall perform the Location/Site survey accompanied by TELKOM's assigned team as scheduled in the Location/Site survey plan.

60.11 PARTNER shall provide a Location/Site survey report ("Survey Report") for installation within two (2) weeks of the Location/Site survey. The Survey Report shall consist of the following items:

60.11.1 Location/Site layout, that shall include guide map, floor lay out and cable racking;

60.11.2  arrangement of terminal block and existing distribution frame;

60.11.3  arrangement of the sub distribution panel;

60.11.4  availability of supporting facility and other requirements;

60.11.5  availability of antenna space at the existing tower;

60.11.6 map of the site's path profile and, if required, the backhaul system for PARTNER's equipment;

60.11.7  availability of port and link at TELKOM's exchanges; and

60.11.8  coverage map of each BTS;

60.12 PARTNER shall submit its final as-built drawings based on the Network configuration upon completion of the installation work.

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                                   CHAPTER 6.
                            SERVICE LEVEL AGREEMENTS

ARTICLE 61. SERVICE LEVEL AGREEMENTS

61.1     Service Level Agreement

61.1.1 TELKOM has requested PARTNER to render certain operation and maintenance support services, and PARTNER has agreed to provide these services in accordance with a Service Level Agreement.

61.1.2 Prior to Commissioning of the Deliverables in the First Purchase Order, TELKOM and PARTNER shall enter into a Service Level Agreement in form and substance as set out in Appendix 19 to cover operation and maintenance, spareparts and software services support. The initial term of the Service Level Agreement shall expire, unless earlier terminated in accordance with the SLA, three (3) years from the earliest to occur of: (a) the date of the first Integrated System Acceptance Test Certificate; or (b) commercial deployment of any of the Deliverables supplied by PARTNER. For the avoidance of doubt, any commercial use of PARTNER's equipment supplied under the initial inter-operability testing required under Chapter 7 shall be covered under the Service Level Agreement.

                                   CHAPTER 7.
                       INTER-OPERABILITY AND CO-ORDINATION
                           REQUIREMENTS FOR PACKAGE 1
                               (MODULE 1)(DIVRE 1)

ARTICLE 62. GENERAL

62.1 Subject to Article 14.2.1, this Chapter shall apply to Package 1 (Module 1) (DIVRE I) only.

62.2 PARTNER acknowledges that certain Network equipment for Package 1 (Module 1) is being supplied by other equipment vendor(s) and that achieving inter-operability between each vendor's equipment is a key requirement of the T-21 Program. In particular, TELKOM requires that the BSS configuration be fully

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         interoperable with NSS equipment from other CDMA FWA vendor(s) in accordance with Article 56. The Parties recognise that until inter-operability has been achieved, service cannot begin in the DIVREs where more than one vendor is providing equipment. To achieve this aim, the Parties have entered into a separate inter-operability commitment agreement with the NSS equipment vendor in Package 1 (Module 1) as specified in Appendix 21.

62.3 In the event that the vendors are unable to achieve satisfactory inter-operability by the end of the testing period as specified in Appendix 21, TELKOM may at its sole discretion:

         (a) extend the testing period for such period as it thinks fit and request the vendors to continue working towards inter-operability;

         (b)      stop further testing until further notice;

         (c) notify either of the vendors, or both as the case may be, that based on a comprehensive technical review of the cause or causes resulting in the failure of achieving inter-operability as contemplated in this Agreement. TELKOM intends to exercise its right to terminate this Agreement pursuant to Article 14.2 (subject to clause 8 of Appendix 21). In this event, PARTNER shall have no further liability to TELKOM with respect to achieving inter-operability.

62.4     Following issuance of the IOP Certificate, the Parties acknowledge

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         that certain additional modifications are required to this Agreement to allow inputs from each vendor at the JPS and DRMs and that they will deal expeditiously with any delays caused by one or more vendors which affect the other vendors.

ARTICLE 63. JPS, DRMs AND MONTHLY MEETINGS

63.1     At each JPS:

63.1.1 the demand forecasting and economic analysis shall be conducted by the vendor of the BSS equipment and TELKOM jointly, with the vendor of the NSS equipment providing comments only;

63.1.2 the prioritisation of Locations/Sites for network deployment of the BSS equipment shall first be conducted by the vendor of the BSS equipment and TELKOM jointly. The prioritisation of Locations for Network deployment of the NSS equipment shall follow on and be conducted by the vendor of the NSS equipment and TELKOM jointly; and

63.1.3 the technology review shall be conducted by all vendors and TELKOM jointly.

63.2     At each DRM:

63.2.1 each vendor shall be responsible for surveying their own deployment sites;

63.2.2 TELKOM and the vendor of the BSS equipment shall jointly calculate, check and update the Installed Line Procurements, with the vendor of the NSS equipment providing comments only;

63.2.3 the Deployment Plan for the BSS equipment for the next Quarter shall first be jointly developed, agreed and approved by the vendor of the BSS equipment and TELKOM; then the Deployment Plan for the NSS equipment for the next Quarter shall be jointly developed, agreed and approved by the vendor of the NSS equipment and TELKOM;

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63.2.4   TELKOM and each vendor shall develop, agree and approve their respective detailed network designs, BoQ, resource plans and training plans;

63.2.5 TELKOM and the vendors shall jointly discuss any changes which may be required to the Project Management Plans and Implementation Schedule, and in particular shall provide information on any potential delays or other matters which could affect the other vendor(s) or the overall deployment of the Network. TELKOM and each vendor shall then jointly agree and approve any adjustments to their respective plans and schedules taking into account the information provided by the other vendor(s).

63.3 TELKOM may from time to time request the vendors to attend together the monthly meetings to allow information sharing and joint discussions to take place.

ARTICLE 64. COMMISSIONING TESTS

64.1 The Parties acknowledge that in order to test the Network end to end, each Network component (MSC, BSC and BTS) must be interconnected and be available for testing during the period scheduled for the Integrated System Acceptance Tests.

64.2 The Integrated System Acceptance Tests shall be conducted during normal weekday working hours and PARTNER seeking to test its equipment shall co-ordinate with TELKOM at least fourteen (14) calendar days before the proposed test date to fix the timing and resources required for the test and TELKOM shall confirm within 48 hours of written notice by PARTNER whether such date is acceptable. In the event that TELKOM has expressed its firm intention to attend at Integrated System Acceptance Tests but is unable to attend, TELKOM shall provide in lieu of its presence written instructions to proceed in its absence and report the results to TELKOM promptly following completion. TELKOM shall co-ordinate

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         the other vendors required for the test. PARTNER shall co-ordinate the test dates across the relevant DIVRE to ensure that the tests are scheduled efficiently.

64.3 Each vendor shall upon receipt of the notice promptly inform TELKOM and the other vendor(s) whether its equipment has completed the required Sub-system Acceptance Tests, and if not when such tests are scheduled for and if it expects any delay to its agreed completion dates.

64.4 TELKOM, acting reasonably, may reschedule the proposed test date by up to one (1) month to address any delays which are attributable to other vendors. In the event that the other vendor's equipment is still not available for testing after the one month grace period, but it is shown that the vendor's system otherwise fulfills all the Integrated System Acceptance Test requirements, TELKOM shall issue a Partial Integrated System Acceptance Test Certificate to the vendor.

64.5 For the avoidance of doubt, the testing and Commissioning procedures for Package 1 (Module 1) are provided in Article 55.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their duly authorized representatives on the day and year first above written.

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PERUSAHAAN PERSEROAN (PERSERO)            MOTOROLA, INC.
PT TELEKOMUNIKASI INDONESIA, TBK.

By /s/ Kristiono                          By /s/ Allen Ma
   ----------------------                    -----------------------------------
Name: Kristiono                           Name: Allen Ma
Title: President Director                 Title: Vice President & General
                                                 Manager, Asia

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